EXECUTION VERSION

The terms and conditions of this Agreement are subject to the terms and conditions of the Intercreditor Agreement in all respects, including, without limitation, with respect to Lien priorities and the application of payments and proceeds. If any term or provision of this Agreement conflicts with any term or provision of the Intercreditor Agreement, the term or provision of the Intercreditor Agreement shall control.




                                CREDIT AGREEMENT


                            dated as of June 16, 2006


                                  by and among


              TARRANT APPAREL GROUP, FASHION RESOURCE (TCL), INC.,
                  TAG MEX, INC., UNITED APPAREL VENTURES, LLC,
              PRIVATE BRANDS, INC., NO! JEANS, INC., as Borrowers,

                                       and

     THE OTHER CREDIT PARTIES PARTY HERETO FROM TIME TO TIME, as Guarantors,

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                                       and


                       GUGGENHEIM CORPORATE FUNDING, LLC,

          as Administrative Agent and Collateral Agent for the Lenders

                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE 1     DEFINITIONS......................................................1
  Section 1.1    Defined Terms.................................................1
  Section 1.2    Use of Defined Terms.........................................24
  Section 1.3    Cross-References.............................................24
  Section 1.4    Accounting and Financial Determinations......................24

ARTICLE 2     COMMITMENTS.....................................................24
  Section 2.1    Term Loan Commitments........................................24
  Section 2.2    Term Loan Commitment Increase................................24
  Section 2.3    Delayed Draw.................................................25
  Section 2.4    Subordinated Debt Repayment..................................25
  Section 2.5    Reborrowing..................................................26

ARTICLE 3     THE LOANS.......................................................26
  Section 3.1    Borrowing Procedure..........................................26
  Section 3.2    Notes........................................................27
  Section 3.3    Principal Payments...........................................28
  Section 3.4    Interest.....................................................30
  Section 3.5    Fees; Increased Costs; Capital Adequacy......................33
  Section 3.6    Taxes........................................................34
  Section 3.7    Payments, Interest Rate Computations, Other
                    Computations, Etc.........................................36
  Section 3.8    Proration of Payments........................................36
  Section 3.9    Obligations Joint and Several................................37

ARTICLE 4     CONDITIONS TO LOANS.............................................37
  Section 4.1    Conditions Precedent to the Loans on the Closing Date........37
  Section 4.2    Post Closing Conditions Subsequent...........................43
  Section 4.3    General......................................................43

ARTICLE 5     REPRESENTATIONS AND WARRANTIES, ETC.............................43
  Section 5.1    Organization, Power, Authority, Etc..........................43
  Section 5.2    Due Authorization............................................44
  Section 5.3    Validity, Etc................................................44
  Section 5.4    Financial Information; Projections;
                    Minute Books; Solvency....................................44
  Section 5.5    Material Adverse Change......................................45
  Section 5.6    Absence of Default; Compliance With Law......................45
  Section 5.7    Litigation, Legislation, Etc.................................45
  Section 5.8    F.R.S. Board Regulations T, U and X..........................45
  Section 5.9    Investment Company Act; Holding Company Act..................45
  Section 5.10   Taxes........................................................46
  Section 5.11   ERISA........................................................46
  Section 5.12   Labor Controversies..........................................46
  Section 5.13   Leased and Owned Property; Existing Liens; Collateral........46

  Section 5.14   Intellectual Property........................................47
  Section 5.15   Accuracy of Information......................................48
  Section 5.16   Insurance....................................................48
  Section 5.17   Indebtedness.................................................49
  Section 5.18   Environmental Matters........................................49
  Section 5.19   Consents; Ordinary Course of Business........................49
  Section 5.20   Contracts; Agreements With Affiliates; Other
                    Ventures..................................................49
  Section 5.21   Employment Agreements........................................50
  Section 5.22   Condition of Property........................................50
  Section 5.23   Subsidiaries.................................................50
  Section 5.24   Trade Relations..............................................50
  Section 5.25   Factoring Agreement Documents; Revolver
                    Loan Documents............................................51
  Section 5.26   Accounts.....................................................51
  Section 5.27   Existing Investments.........................................51
  Section 5.28   Affiliate Agreements.........................................51
  Section 5.29   SEC Filings..................................................51
  Section 5.30   Independent Accountants......................................51
  Section 5.31   Inactive Subsidiaries........................................51

ARTICLE 6     COVENANTS.......................................................51
  Section 6.1    Affirmative Covenants........................................51
  Section 6.2    Negative Covenants...........................................61

ARTICLE 7     EVENTS OF DEFAULT...............................................69
  Section 7.1    Events of Default............................................69
  Section 7.2    Action if Bankruptcy.........................................71
  Section 7.3    Action if Other Event of Default.............................71
  Section 7.4    Waivers......................................................72
  Section 7.5    Right of Set-Off.............................................72

ARTICLE 8     GUARANTY OF OBLIGATIONS OF SUBSIDIARY GUARANTORS................73
  Section 8.1    Guaranty.....................................................73
  Section 8.2    Nature of Liability..........................................73
  Section 8.3    Independent Obligation.......................................74
  Section 8.4    Demand by the Administrative Agent or Lenders................74
  Section 8.5    Enforcement of Guaranty......................................75
  Section 8.6    Waiver.......................................................75
  Section 8.7    Benefit of Guaranty..........................................75
  Section 8.8    Modification of Guaranteed Obligations, Etc..................76
  Section 8.9    Reinstatement................................................76
  Section 8.10   Waiver of Subrogation, Etc...................................77
  Section 8.11   Election of Remedies.........................................77
  Section 8.12   Funds Transfers..............................................78
  Section 8.13   Further Assurances...........................................78
  Section 8.14   Payments Free And Clear Of Taxes.............................78
  Section 8.15   Guaranty Subject to State Minimum Net
                   Worth Requirements.........................................79

ARTICLE 9     THE AGENTS......................................................79
  Section 9.1    Appointment..................................................79
  Section 9.2    Delegation of Duties.........................................80
  Section 9.3    Actions......................................................80
  Section 9.4    Exculpatory Provisions.......................................80
  Section 9.5    Lender Credit Decisions......................................81
  Section 9.6    Successor Agent..............................................81
  Section 9.7    Indemnification..............................................82
  Section 9.8    Agents in their Individual Capacities........................82
  Section 9.9    Collateral Matters...........................................82

ARTICLE 10    MISCELLANEOUS...................................................83
  Section 10.1   Waivers, Amendments, Etc.....................................83
  Section 10.2   Notices......................................................85
  Section 10.3   Costs and Expenses...........................................85
  Section 10.4   Indemnification..............................................86
  Section 10.5   Survival.....................................................87
  Section 10.6   Severability.................................................88
  Section 10.7   Headings.....................................................88
  Section 10.8   Counterparts, Effectiveness, Etc.............................88
  Section 10.9   Governing Law; Entire Agreement..............................88
  Section 10.10  Successors and Assigns.......................................89
  Section 10.11  Sale and Transfers, Participations, Etc......................89
  Section 10.12  Other Transactions...........................................93
  Section 10.13  Confidentiality..............................................93
  Section 10.14  Change in Accounting Principles..............................93
  Section 10.15  Waiver of Jury Trial, Etc....................................94
  Section 10.16  Limitation of Liability......................................94
  Section 10.17  Usury Savings Clause.........................................94
  Section 10.18  USA Patriot Act..............................................95
  Section 10.19  Tax Treatment as an Investment Unit..........................95

                             SCHEDULES AND EXHIBITS

SCHEDULES
Schedule A.........Lenders and Allocations of Loans
Schedule B.........Notice Details of the Credit Parties
Schedule C.........Locations of Inventory
Schedule D.........Material Adverse Change Carve-outs
Schedule 4.1.17....Transaction Costs and Sources and Uses
Schedule 5.4.......Contingent Liabilities or Material Liabilities for Taxes,
                     Long-Term Leases, or Forward or Long-Term Commitments
Schedule 5.7.......Litigation, Arbitration or Governmental Investigation or
                     Proceeding or Inquiry
Schedule 5.11......ERISA
Schedule 5.13......Existing Liens
Schedule 5.14......Scheduled Intellectual Property
Schedule 5.16......Insurance
Schedule 5.17......Existing Indebtedness
Schedule 5.20(a)...Material Contracts
Schedule 5.20(c)...Other Ventures
Schedule 5.22......Employment Contracts
Schedule 5.23......Subsidiaries
Schedule 5.25......Revolver Loan Documents
Schedule 5.26......Accounts
Schedule 5.27......Existing Investments
Schedule 5.28......Affiliate Agreements
Schedule 5.4(a)....Material Liabilities
Schedule 5.4(c)....Insolvent Credit Parties
Schedule 6.1.16....Existing Indebtedness to be Repaid


EXHIBITS
Exhibit A..........Form of Term Note

Exhibit B..........Form of Borrowing Request
Exhibit C..........Form of Compliance Certificate
Exhibit D-1........Form of Notice of Conversion
Exhibit D-2........Form of Notice of Adjustment
Exhibit E..........Form of Joinder Agreement
Exhibit F..........Form of Assignment and Acceptance
Exhibit G..........Form of Subsidiary Pledge Agreement
Exhibit H..........Form of Landlord's Waiver

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of June 16, 2006 (this "Agreement"), by and among TARRANT APPAREL GROUP, a California corporation ("TAG"), FASHION RESOURCE (TCL), INC., a California corporation, TAG MEX, INC., a California corporation, UNITED APPAREL VENTURES, LLC, a California limited liability company, PRIVATE BRANDS, INC., a California corporation, and NO! JEANS, INC., a California corporation (each a "Borrower," and together, the "Borrowers"), the other persons designated as "Credit Parties" hereunder, as guarantors (each a "Guarantor" and collectively, "Guarantors"), each of the entities listed as a lender on the signature pages hereto or that are from time to time party hereto (individually, a "Lender" and, collectively, the "Lenders") and GUGGENHEIM CORPORATE FUNDING, LLC, a Delaware limited liability company, as administrative agent (the "Administrative Agent") and collateral agent (the "Collateral Agent") (the Administrative Agent and the Collateral Agent each, an "Agent" and, collectively referred to as the "Agents").

                              W I T N E S S E T H :

                                    RECITALS

         WHEREAS, the Borrowers have requested that the Lenders provide term loans in an aggregate principal amount of up to $65,000,000 (the "Loans") on the terms and conditions herein provided; and

         WHEREAS, the Borrowers are willing to secure all of their Obligations (as hereinafter defined) by granting to the Collateral Agent, for its benefit and for the ratable benefit of each Lender, security interests in substantially all property and assets now owned or hereafter acquired by Borrowers and/or each Credit Party; and

         WHEREAS, in order to induce the Agents and the Lenders to enter into this Agreement and other Loan Documents and to induce Lenders to make the Loans as provided for in this Agreement, certain of the Subsidiaries (as hereinafter defined) have agreed to guaranty the Obligations of the Borrowers; and

         WHEREAS, the Loans will be used in the manner described in SECTION 6.1.16; and

         WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to extend such credit facilities and make extensions of credit pursuant thereto;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account" means any "account" (as such term is defined in Article 9 of the UCC), whether now owned or hereafter arising or acquired and any and all "supporting obligations" (as that term is defined in the UCC) in respect thereof.

         "Account Control Agreement" shall mean an account control agreement, in form and substance satisfactory to the Collateral Agent, and executed and delivered by (a) the Credit Party account holder, (b) the Collateral Agent or, where the account control agreement relates to Revolver Priority Collateral, an agent for the Collateral Agent and the Revolver Agent pursuant to the Intercreditor Agreement and (c)(i) with respect to a Securities Account, the applicable securities intermediary (as defined in the UCC) and (ii) with respect to a Deposit Account, the applicable bank.

         "Account Debtor" means any Person who is or may become obligated to any Borrower or the Subsidiary under, with respect to, or on account of, an Account.

         "Accounts Receivable" means and includes as to each Borrower, all of such Borrower's "accounts" as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, all present and future rights of such Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         "Additional Loan" shall have the meaning set forth in Section 2.2.

         "Adjustment Date" means the Interest Payment Date occurring in each March, June, September and December.

         "Administrative Agent" has the meaning provided in the preamble hereto.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, the power:

         (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person; or

         (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;

PROVIDED, HOWEVER, that no Lender shall be deemed to be an Affiliate of any Borrower.

         "Agent" has the meaning provided in the preamble hereto.

         "Agreement" means this Credit Agreement as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, laws, statutes, rules, regulations, treaties, directives, decrees, orders and other determinations of any Governmental Authority applicable to such Person or any of its property, including zoning ordinances and the requirements of all Environmental Laws, environmental permits, all disclosure and other requirements of ERISA, the requirements of OSHA, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or any of its property is subject or bound.

         "Applicable Margin" means, as of any date of determination, the rate per annum specified below (a) in the column under the caption "Base Rate Loan Margin" for Base Rate Loans, or (b) in the column under the caption "Eurodollar Loan Margin" for Eurodollar Loans, in each case by category based upon the Total Leverage Ratio as the last day of the fiscal quarter immediately preceding such date of determination as follows:



Category   Total Leverage Ratio   Base Rate Loan Margin   Eurodollar Loan Margin
--------- ---------------------- ----------------------- -----------------------
   I             >4.25x           6 percentage points     7 percentage points
                 -
--------- ---------------------- ----------------------- -----------------------
   II       >3.25x but <4.25x     5.5 percentage points   6.5 percentage points
            -
--------- ---------------------- ----------------------- -----------------------
  III             <3.25x           5 percentage points     6 percentage points
--------- ---------------------- ----------------------- -----------------------

         The Applicable Margin shall be deemed to be Category I through and including the six month anniversary of the Closing Date and thereafter at any time when an Event of Default is continuing or when TAG shall have failed to timely deliver the consolidated financial statements required under Section 6.1 of this Agreement. At all other times, the Applicable Margin shall be determined by reference to the Total Leverage Ratio as of the end of each fiscal quarter of TAG's fiscal year based upon TAG's consolidated financial statements delivered pursuant to Section 6.1.1(c) and (d) of this Agreement. Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective as of the close of the third Business Day following delivery by TAG to the Agent of the required financial statements accompanied by a compliance certificate calculating the Total Leverage Ratio.

         "Applicable Prepayment Premium" has the meaning set forth in Section 3.3.2(a) of this Agreement.

         "Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, the granting of any security contemplated hereby or thereby, the validity or enforceability hereof or thereof, or the consummation of the transactions contemplated by the Loan Documents.

         "Assignment" has the meaning set forth in Section 10.11(b).

         "Assignment and Acceptance" means an assignment and acceptance agreement duly executed by a Participant in the form of Exhibit F attached hereto.

         "Assignment for Security (copyrights)" means each assignment of a copyright, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, supplemented, or otherwise modified from time to time, in favor of the Collateral Agent, for its benefit and the ratable benefit of the Lenders, to secure the Borrowers' Obligations pursuant to the Security Agreement.

         "Assignment for Security (Trademark)" means each grant of security interest in Trademark, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, supplemented, or otherwise modified from time to time, in favor of the Collateral Agent, for its benefit and the ratable benefit of the Lenders, to secure the Borrowers' Obligations pursuant to the Security Agreement.

         "Assignment of Insurance" means each assignment of an insurance policy naming the Agent, for the benefit of itself and the Lenders, as loss payee, including that certain (i) assignment of business interruption insurance policy, and (ii) any other insurance policy reasonably requested by Agent, each in form and substance satisfactory to the Agent and which are required to be delivered by the Borrowers pursuant to Section 4.1.17 hereof, either as originally executed or as thereafter amended or modified.

         "Audited 2005 Financial Statements" has the meaning set forth in
Section 4.1.18.

         "Authorized Officer" means, relative to any Credit Party, those officers of such Credit Party whose signatures, incumbency and authority shall have been certified to the Agents and each Lender pursuant to Section 4.1.2(a) or which are certified after the Closing Date in a certificate conforming to the requirements of Section 4.1.2(a).

         "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Prime Lending Rate; provided, that if the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate, for any reason, the Base Rate shall mean only the Prime Lending Rate until the circumstances giving rise to such inability no longer exists. Any change in the Base Rate due to a change in the Prime Lending Rate or the Federal Funds Rate shall be effective on the opening of business on the date of such change.

         "Base Rate Loans" shall mean Loans, or portions thereof, that bear interest on the basis of the Base Rate.

         "Benefit Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC.

         "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Borrower Representative" means TAG.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of TAG in the form of Exhibit B attached hereto.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including common stock and preferred stock, all membership or other equity interests of or in a Person which is a limited liability company, all partnership and other equity interests of or in a Person which is a partnership, and all similar equity and other interests of or in any other Person, in each case whether general or limited, voting or non-voting, of such Person.

         "Capitalized Lease Liabilities" means (without duplication) all monetary obligations of any Credit Party under any leasing or similar arrangement that, in accordance with GAAP, are or would be classified as capitalized leases.

         "Cash Equivalent Investment" means, at any time:

         (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with a Lender or any Eligible Lending Institution exercisable within one year from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of a Lender and (iii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

         (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one year, issued by a Lender or by any Eligible Lending Institution;

         (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one year; and

         (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Rating Services in one of the two highest rating categories assigned by such agencies for obligations of such nature.

         "Cash Flow" means, for any period, an amount equal to (without duplication) the Net Income of the Borrowers and their Subsidiaries on a consolidated basis for such period, plus, to the extent deducted in determining Net Income for such period, depreciation, amortization of intangible assets and other non-cash charges of the Borrowers and their Subsidiaries for such period, minus, to the extent included in determining Net Income for such period, non-cash credits and revenues of the Borrowers and their Subsidiaries for such period, plus decreases in Working Capital from the last day of the prior period to the last day of such period (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), minus increases in Working Capital from the last day of the prior period to the last day of such period (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

         "Change of Control" means (a) during any period of 12 consecutive months commencing after the Closing Date, the failure of individuals who on the first day of such period were directors of TAG (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) to constitute a majority of the operating board of TAG, (b) Gerard Guez and Todd Kay together shall fail to own, beneficially and of record, 50% or more of the issued and outstanding shares of Voting Stock of TAG held by them as of the Closing Date (appropriately adjusted to reflect stock splits, stock dividends, reverse stock splits and similar events), (c) Gerald Guez shall fail to own, beneficially and of record, at least 3,800,000 shares of Voting Stock of TAG (appropriately adjusted to reflect stock splits, stock dividends, reverse stock splits and similar events), or (d) any "Change of Control" as such term is defined in the Revolver Credit Agreement.

         "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental (including PBGC) (a) taxes at the time due and payable, and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's employees, payroll, income or gross receipts, (iv) the Borrowers and their Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrowers' businesses.

         "Closing Date" means June 16, 2006, or such later date as may be agreed by the parties hereto.

         "Closing Fee" has the meaning provided in Section 3.5.1.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party in and upon which a Lien is granted to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, under any of the Loan Documents.

         "Collateral Agent" means Guggenheim Corporate Funding, LLC, as Collateral Agent for the Lenders pursuant to the terms of this Agreement, or such other Person as shall have subsequently been appointed as the successor Collateral Agent pursuant to Section 9.6.

         "Commitment" means, with respect to any Lender, the commitment of such Lender to make its ratable share of the term loans under Section 2.1 and, with respect to all Lenders, the Commitments of the Lenders to make the Loans under this Agreement.

         "Commitment Increase" has the meaning provided in Section 2.2.

         "Company SEC Documents" has the meaning provided in Section 5.29.

         "Compliance Certificate" means a certificate duly executed by the chief executive, accounting or financial Authorized Officer of TAG in the form of Exhibit C attached hereto.

         "Consolidated Capital Expenditures" means, for any period, without duplication, the sum of (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of TAG and its Subsidiaries, including those additions made in the ordinary course of business, plus (b) (to the extent not otherwise included in clause (a) of this definition) the aggregate amount of Capitalized Lease Liabilities incurred during such period by TAG and its Subsidiaries.

         "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument, agreement or undertaking to which such Person is a party or by which it or any of its property is bound, excluding, in the case of the Credit Parties, the Loan Documents.

         "Copyrights" has the meaning set forth in the definition of "Intellectual Property".

         "Credit Party" means each Borrower, each Guarantor and each other Person satisfying any of the following conditions: (i) such Person executes this Agreement or a Joinder Agreement as a "Credit Party", (ii) such Person provides a Guaranty subject to Article 8 of this Agreement or otherwise guarantees the Obligations, or (iii) such Person grants a Lien on some or all of its assets to secure payment of the Obligations.

         "DBS Facility" means that certain Debenture dated June 9, 2006, among Tarrant Company Limited, Marble Limited, Trade Link Holdings and DBS Bank (Hong
Kong) Limited, Guarantee and Indemnity executed by TAG in favor of DBS.

         "Default" means any condition that constitutes an Event of Default, or that, with the giving of any notice or lapse of time or both, would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender that (i) refuses (which refusal has not been retracted) to make available its portion of any Borrowing or (ii) shall have notified (which notice shall not have been retracted) the Administrative Agent and/or the Borrowers that it does not intend to comply with its obligations hereunder.

         "Delayed Draw" has the meaning provided in Section 2.3.

         "Deposit Account" means any deposit account, as such term is defined in
Article 9 of the UCC.

         "Deposit Account Control Agreement" means any Account Control Agreement entered into by a Credit Party with respect to a Deposit Account.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Durham Additional Warrants" means the warrants issued by TAG to Durham Capital Corporation pursuant to the Guggenheim Additional Warrant Purchase Agreement in the event that the Borrowers draw the Additional Loan.

         "Durham Warrants" means the warrants issued by TAG to Durham Capital Corporation pursuant to the Guggenheim Warrant Purchase Agreement dated as of the date hereof by and between Durham Capital Corporation and TAG.

         "EBITDA" means, for any period, an amount equal to Net Income of TAG and its Subsidiaries determined on a consolidated basis in accordance with GAAP plus (to the extent deducted in determining Net Income) Interest Expense, provisions for income taxes, depreciation and amortization of tangible and intangible assets, plus (but without duplication and only to the extent deducted in determining such Net Income), non-cash charges, and fees and expenses relating to acquisitions and writedown of assets, minus (to the extent included in determining Net Income) non-cash gains, in each case determined for TAG and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Eligible Lending Institution" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors Service, Inc. or A-1 or better by Standard & Poor's Rating Services.

         "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a mutual fund, a financial institution, any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act) (other than an individual and the Borrowers and their Affiliates) as shall be reasonably acceptable to the Administrative Agent.

         "Environment" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

         "Environmental Complaint" has the meaning provided in Section 6.1.15. "Environmental Law" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, occupational health or safety conditions or a release or threatened release of any Hazardous Material resulting from the past, present or future operations of the Borrowers or any of their Subsidiaries or affecting any of their properties, or any release or threatened release of any Hazardous Material for which the Borrowers or any of their Subsidiaries is otherwise responsible under any Environmental Law.

         "Environmental Lien" shall mean any Lien in favor of any Governmental Authority or other Person for Environmental Liabilities and Costs.

         "Environmental Permits" has the meaning provided in Section 5.18.

         "Equipment" means "equipment" (as such term is defined in Article 9 of the UCC).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor sections.

         "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) under common control with such Credit Party and which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding the Lenders and each other Person which would not be an ERISA Affiliate if the Lenders did not own any issued and outstanding shares of Stock of such Credit Party.

         "ERISA Event" means (a) a Reportable Event with respect to any Plan or Multiemployer Plan, (b) the withdrawal of any Credit Party or ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Credit Party or ERISA Affiliate from a Multiemployer Plan or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Credit Party or ERISA Affiliate.

         "Eurodollar Loans" means Loans, or portions thereof, that bear interest on the basis of the LIBOR Rate.

         "Eurodollar Reserve Percentage" shall mean, for any day, the percentage, expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%, that is in effect for such day as prescribed by the F.R.S. Board (or any successor) for determining the maximum

Reserve Requirement (including any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of the F.R.S. Board as in effect from time to time, or any similar category.

         "Event of Default" means any of the events set forth in Section 7.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" has the meaning set forth in Schedule 5.17.

         "Existing Leases" has the meaning set forth in Section 6.2.7.

         "Excluded Foreign Subsidiaries" means Tarrant Company Limited, Marble Limited, Trade Link Holdings Limited, Jane Doe Hong Kong Limited, Tarrant Luxembourg Sarl, Tarrant Mexico, S. de R.L. de C.V., Tag Mex, S.A. de C.V. and Tagfin, S.A. de. R.L. de C.V.

         "Extraordinary Receipts" means any cash received by any Borrower not in the ordinary course of business (and not consisting of proceeds from the issuance of Stock, debt or disposition of Collateral), including, without limitation, (i) foreign, United States, state or local tax refunds paid in connection with or as the result of any settlement, audit, or amendment to any tax return, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, and (iv) indemnity payments (but excluding therefrom Working Capital adjustments).

         "Facilities" has the meaning set forth in Section 5.18.

         "Factor" has the meaning set forth in the Factoring Agreement.

         "Factoring Agreement" means that certain Amended and Restated Factoring Agreement, dated as of the date hereof, by and among Borrowers and GMAC, as such agreement has been or may hereafter be amended, modified or supplemented as permitted hereunder.

         "Factoring Agreement Documents" has the meaning specified in the Intercreditor Agreement.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent in the exercise of its reasonable discretion.

         "Fee Letter" means that certain amended and restated confidential letter agreement dated the Closing Date between the Agent and the Borrowers.

         "Financing Statements" means the UCC-1 financing statements filed with respect to the Security Documents pursuant to Section 4.1.14(a).

         "Fiscal Quarter" means any quarter of a Fiscal Year ending March 31, June 30, September 30 or December 31.

         "Fiscal Year" means, subject to Sections 6.2.17 and 10.14, each twelve month accounting period of the Borrowers ending on December 31.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System (or any successor).

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

         "GMAC" means GMAC Commercial Finance, LLC.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any self-regulatory organization governing any exchange where any Borrower shares are listed.

         "Guaranteed Obligations" has the meaning provided in Section 8.1.

         "Guarantor" means (a) each Borrower with respect to the Obligations of another Borrower, (b) each Subsidiary Guarantor and (c) any other Person who now or hereafter becomes a party to a Guaranty with respect to the Obligations.

         "Guaranty" means individually and collectively each guaranty of the Obligations now or hereafter made by any Subsidiary of any Borrower or any other Person in favor of the Collateral Agent and the Lenders under Article 8 of this Agreement.

         "Guggenheim Additional Warrants" means the warrants issued by TAG pursuant to the Guggenheim Additional Warrant Purchase Agreement.

         "Guggenheim Additional Warrant Purchase Agreement" means that certain warrant purchase agreement, substantially in the form of the Guggenheim Warrant Purchase Agreement, to be entered into by and between the Lenders that make the Additional Loans, Durham and TAG in the event that Borrowers draw the Additional Loan.

         "Guggenheim Warrants" means the warrants issued by TAG pursuant to the Guggenheim Warrant Purchase Agreement.

         "Guggenheim Warrant Purchase Agreement" means that certain warrant purchase agreement dated as of the date hereof by and between Lenders that make the Initial Loans, Durham and TAG.

         "Hazardous Discharge" means that any Credit Party obtains, gives or receives notice of any material Release or threat of material Release of any Hazardous Materials on its property at concentrations exceeding those allowed by Environmental Laws or that need to be reported to a Governmental Authority pursuant to Environmental Law.

         "Hazardous Material" means any substance, material or waste, whether solid, liquid or gaseous, that is classified, characterized or regulated as hazardous, toxic, a pollutant, a contaminant or any other words of similar meaning or effect, or is otherwise regulated under Environmental Laws and shall include any asbestos, polychlorinated biphenyls, radioactive substances, methane, petroleum, and petroleum products or wastes whether naturally occurring or otherwise.

         "Hedging Agreement" means any interest rate or foreign currency (including cross-currency) forward transaction, swap, option, or any combination of, or option with respect to, these or similar transactions.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, Subsection, clause or provision of this Agreement or such other Loan Document.

         "Inactive Mexican Subsidiaries" means Tarrant Mexico, S. de R.L. de C.V. and Tag Mex, S.A. de C.V.

         "Inactive Subsidiaries" has the meaning specified in Section 5.31.

         "including" means including without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means, without duplication,

         (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

         (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

         (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

         (d) whether or not so included as liabilities in accordance with GAAP:

              (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and


              (ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clause (a), (b), (c) or (d)(i), above, or clause (e) below;

         (e) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely with the control of such Person (e.g., redemption from future earnings), but excluding all obligations of Borrowers to redeem or purchase the Guggenheim Warrants or the Durham Warrants.

         "Initial Loan" shall have the meaning set forth in Section 2.1.

         "Instrument" means any contract, agreement, letter of credit, indenture, mortgage, warrant, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

         "Intellectual Property" means, individually and collectively, all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, "Trademarks");
(ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); and (v) all other intellectual property or proprietary rights.

         "Intellectual Property Contracts" means all agreements concerning Intellectual Property to which any Credit Party is a party including, without limitation, any agreement granting any Credit Party rights to use Intellectual Property; non-assertion agreements; settlement agreements; agreements granting rights to use Scheduled Intellectual Property; trademark coexistence agreements; and trademark consent agreements.

         "Intellectual Property Security Agreements" means any Assignment for Security (Copyrights) or Assignment for Security (Trademarks) executed and delivered by one or more of the Credit Parties in favor of the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, supplemented, or otherwise modified from time to time.

         "Intercompany Subordination Agreement" means that certain Intercompany Subordinated Agreement, dated as of the date hereof among the Borrowers and the Guarantors, as the same may be amended, supplemented or otherwise modified from time to time.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date hereof, among GMAC Commercial Finance LLC, as agent under the Revolver Credit Agreement and as the Factor, and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

         "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for the immediately preceding period of four consecutive fiscal quarters to (b) Interest Expense for such period multiplied by four.

         "Interest Expense" means, for any period, the interest expense accrued during such period in respect of Indebtedness of TAG and its Subsidiaries, measured on a consolidated basis in accordance with GAAP.

         "Interest Payment Date" shall mean the last Business Day of each calendar month and the Maturity Date.

         "Interest Period" means the period commencing on (and including) an Interest Payment Date to (but not including) the next subsequent Interest Payment Date; provided, however, that the first Interest Period shall commence on (and shall include) the Closing Date and the last Interest Period with respect to all Loans shall end on the Maturity Date.

         "Interest Rate" with respect to any Loan means a per annum rate equal to the sum of the LIBOR Rate for the applicable Interest Period plus the Applicable Margin.

         "Interest Rate Determination Date" with respect to any Interest Period means the second LIBOR Business Day preceding the first day of such Interest Period.

         "Internal Revenue Service" means the Internal Revenue Service of the United States of America.

         "Inventory" means "inventory" (as such term is defined in Article 9 of the UCC).

         "Inventory Sales" means the passing of title of any Inventory from any Borrower or Credit Party to a buyer.

         "Investment" means, relative to any Person:

         (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

         (b) any ownership or similar interest held by such Person in any other Person; and

         (c) the purchase of any debt or equity securities or instruments issued by any other Person (including Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of the IRC also refer to any successor sections.

         "IT Assets" means computers, computer software (except for "off the shelf" or "shrink-wrap" software), firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines, and all other information technology equipment, and all associated documentation.

         "Joinder Agreement" shall mean an agreement, substantially in the form of Exhibit E, which each Person, upon its becoming a Subsidiary of a Credit Party, shall be required to execute and deliver to the Administrative Agent pursuant to Section 6.1.13.

         "Landlord's Agreement" means an agreement, substantially in the form of Exhibit H or otherwise in form and substance satisfactory to Agents, executed by the landlord for each of the premises leased by a Credit Party (other than the locations outside the United States), which agreement or letter shall consent to provide access to the premises and the Collateral located on the premises to the Collateral Agent, contain a waiver or subordination of all liens or claims that the landlord may assert, and shall otherwise be reasonably satisfactory in form and substance to the Agents.

         "Lender" means any of the various lenders as are, or may become, parties to this Agreement.

         "Lender Party" shall have the meaning set forth in Section 10.4.

         "LIBOR" means, with respect to each Interest Period, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in U.S. dollars for the LIBOR Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 am. London time, on the relevant Interest Rate Determination Date. If for any reason, such rate is not available for an Interest Period, then the term "LIBOR" shall mean, with respect to such Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars as of approximately 11:00 a.m., London time, on the relevant Interest Rate Determination Date for a LIBOR Period; provided, that if more than one rate is specified on such Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates

(rounded upwards, if necessary, to the nearest 1/100 of 1%). If for any reason, no such rate is provided, but shall be provided for a shorter and a longer term, then such rate shall be linearly interpolated by the Agent (which calculation shall be conclusive in the absence of manifest error). In the event that no such rate can be obtained by any of the above means, then LIBOR for the relevant Interest Period for the purposes of this definition shall mean the rate per annum at which, as determined by the Agent, U.S. Dollars in an amount comparable to the Loans then outstanding are being offered to leading banks at approximately 11:00 a.m. London time, on the relevant Interest Rate Determination Date for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the relevant LIBOR Period.

         "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

         "LIBOR Period" means a period equal to one, three or six months, as designated by the Borrowers pursuant to Section 3.4.5(b), but initially a period of one month.

         "LIBOR Rate" means LIBOR/(1.00 - Eurodollar Reserve Percentage).

         "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or otherwise), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

         "Lien Release" means those certain UCC-3 Financing Statements and other documents releasing a lien against any assets of any Borrower.

         "Loan Documents" means, individually and collectively, this Agreement, the Notes, each Security Document, the Fee Letter, the Intercompany Subordination Agreement, the Borrowing Request, the Compliance Certificate, the Perfection Certificate, the Intercreditor Agreement, the Reimbursement Letter, the Lien Releases, the Stock Powers and each other Instrument, and each amendment to any of the foregoing, executed, and delivered by any Credit Party, on or prior to the date hereof or at any time hereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, restated, supplemented or otherwise modified from time to time.

         "Loans" has the meaning given in the recitals to this Agreement.

         "Loss" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Credit Party in an amount in excess of $250,000 individually or $500,000 in the aggregate for any Fiscal Year; and the "amount" of any Loss means the greater of (i) the cost to repair or replace the property or asset that was the subject of such Loss and (ii) the amount of insurance proceeds or condemnation awards payable as a result of such Loss.

         "Losses" has the meaning given in Section 10.4.

         "Margin Stock" has the meaning specified in F.R.S. Board Regulation U.

         "Material Adverse Change" means any fact, event, circumstance or development which, individually or in the aggregate, could reasonably be expected to result in a material adverse change in (a) the condition (financial or otherwise), operations, performance, business, properties of TAG and its Subsidiaries, taken as a whole, or (b) the rights and remedies of the Lenders or any Collateral Agent under the Loan Documents, or (c) the ability of the Borrowers to repay the Obligations or the ability of Borrowers or any of their Subsidiaries to perform its respective obligations under the Loan Documents, (d) the legality, validity or enforceability of any Loan Document or (e) the Liens granted the Collateral Agent the ratable benefit of the Secured Parties pursuant to the Security Documents.

         "Material Contracts" has the meaning given in Section 5.21(a).

         "Maturity Date" means the earliest of:

         (a) December 16, 2010;

         (b) immediately and without further action, the date on which any Event of Default described in Section 7.1.4 occurs;

         (c) the date on which any Event of Default other than any Event of Default described Section 7.1.4 shall have occurred and be continuing and any Loans are declared to be due and payable pursuant to Section 7.2; and

         (d) the date on which a Change of Control occurs.

         "Maximum Lawful Rate" has the meaning set forth in Section 10.17.

         "Mississippi Properties" has the meaning set forth in Section 6.1.11.

         "Mortgage" means any mortgage, deed of trust, deed to secure debt and other instrument, from time to time executed by a Credit Party for the purpose of granting the Collateral Agent, for its benefit and for the ratable benefit of the Lenders, a Lien on real property of such Credit Party, in form and substance satisfactory to the Collateral Agent; and "Mortgages" shall mean each and every Mortgage.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Disposition Proceeds" means, with respect to any sale or disposition of assets (other than Inventory Sales), (A) the gross cash proceeds received from such sale or disposition minus (B) the sum of (x) all reasonable out-of-pocket fees and expenses (including legal fees and disbursements) incurred in connection with such sale or disposition plus (y) all taxes incurred in connection with such sale or disposition.

         "Net Income" means, as to any Person for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

         "Net Indebtedness Proceeds" means, with respect to the issuance or incurrence by any Credit Party of any Indebtedness, the excess of: (a) the gross cash proceeds received by such Credit Party from such Indebtedness, minus (b) all reasonable out-of-pocket fees and expenses (including legal fees and disbursements) incurred in connection with such issuance or incurrence and paid or payable to Persons that are not Affiliates of any Credit Party.

         "Net Securities Proceeds" means, with respect to the issuance or sale by any Credit Party of any securities representing Capital Stock of such Credit Party, the excess of (a) the gross cash proceeds received by such Credit Party from such issuance and sale, minus (b) all reasonable out-of-pocket fees and expenses (including legal fees and disbursements) incurred in connection with such issuance and sale and paid or payable to Persons that are not Affiliates of any Credit Party.

         "Notes" means all promissory notes of the Borrowers substantially in the form of Exhibit A attached hereto.

         "Notice of Adjustment" means a notice of adjustment and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower Representative in the form of Exhibit D-2 attached hereto.

         "Notice of Conversion" means a notice of conversion and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower Representative in the form of Exhibit D-1 attached hereto.

         "Obligations" means obligations of each Credit Party with respect to the payment or performance of any obligations (monetary, performance or otherwise) arising under or in connection with this Agreement and/or any other Loan Documents.

         "Organic Document" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, its partnership, limited liability company or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests, in each case, as amended.

         "OSHA" means the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

         "Participant" means any Person that purchases a Participation as provided Section 10.11.

         "Participation" has the meaning provided in Section 10.11(b).

         "Patents" has the meaning set forth in the definition of "Intellectual Property".

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PBCR" means the PBCR, Inc., a California limited liability company.

         "PBG7" means PBG7, LLC, a California limited liability company.

         "Pension Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA which is maintained by TAG or any Credit Party or any of their respective ERISA Affiliates or to which TAG or any Credit Party or any of their respective ERISA Affiliates contributed to or is obligated to contribute thereunder.

         "Perfection Certificate" means that certain Perfection Certificate dated as of the Closing Date, executed by the Borrowers and delivered to Collateral Agent in connection with this Agreement.

         "Permitted Lien" means any Lien permitted pursuant to Section 6.2.4, other than Liens permitted by clause (f) of Section 6.2.4.

         "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plans" shall mean all "employee benefit plans", as defined in Section 3(3) of ERISA, and any other employee benefit plans, programs, policies and arrangements, including, but not limited to, severance pay, salary continuation for disability, medical, dental, vision, retirement, deferred compensation, bonus and equity-based award and other stock purchase plans, programs, policies and arrangements maintained by any Credit Party or to which any Credit Party has contributed or is obligated to contribute thereunder.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of the date hereof, executed pursuant to this Agreement.

         "Post-Default Rate" means the sum of (i) the highest rate per annum applicable to any Loans from time to time plus (ii) two percent (2%) per annum.

         "Prime Lending Rate" means with respect to any Interest Period, the prime rate of interest specified under the Bloomberg reference identified as "PRIMBB Index" on the date that is two Business Days prior to the first day of such period; provided, however, that if such rate is not available, Prime Lending Rate shall mean such rate of interest per annum published from time to time by the Wall Street Journal or any successor or similar financial publication as selected by the Agent, as the consensus "prime rate" charged by leading commercial banks. Each change in the Prime Lending Rate shall be effective from and including the date such change is specified under such Bloomberg reference or, as the case may be, is published in the Wall Street Journal or any successor or similar financial publication as selected by the Agent.

         "Pro Forma Balance Sheet" means the pro forma balance sheet of TAG and its Subsidiaries as of the end of April 2006, prepared by the Borrower Representative based on the financial statements described in Section 5.4(a), and after giving effect to the consummation of the transactions contemplated hereby to occur on the Closing Date, including the making of the initial Loans on the Closing Date.

         "Projections" means, collectively, the projected balance sheets, statements of operations and changes in cash flows of TAG and any of its Subsidiaries for a period of the next five Fiscal Years, delivered to the Administrative Agent from time to time, prepared by TAG on a monthly basis for the first Fiscal Year and on an annual basis for the remaining four Fiscal Years, together with supporting details and a statement of underlying assumptions. On the Closing Date, "Projections" shall refer to the Projections delivered to the Agent on June 6, 2006 and for the Fiscal Years 2006 through 2010 inclusive.

         "Proposed Use of Funds" has the meaning set forth in Section 2.2.

         "Purchase Money Indebtedness" means Indebtedness incurred to finance part or all of (but not more than) the purchase price of equipment in which neither of the Borrowers nor any of their Subsidiaries had an interest at any time prior to such purchase.

         "Qualified Plan" has the meaning set forth in Section 5.11(b).

         "Register" has the meaning provided in Section 10.11(c).

         "Registered" means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among the purchaser party thereto and TAG.

         "Regulatory Change" means, as to any or all of the Lenders or an Agent, any change (including any change in the interpretation) occurring after the Closing Date in, or the adoption after the Closing Date of, (i) any United States federal or state law or foreign law applicable to such Agent or such Lender, or (ii) any regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any central bank or fiscal, monetary or other authority having jurisdiction over such Agent or such Lender.

         "Reimbursement Agreement" means that certain Reimbursement Agreement, dated June 2, 2006 by and between Orpheus Holdings LLC and TAG.

         "Release" shall mean, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Hazardous Material into the environment or into or out of any property owned by such Person, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "Reorganization" means with respect to any Multiemployer Pension Plan, the condition that such plan is in reorganization within the meaning of such as used in Section 4241 of ERISA.

         "Replaced Lender" has the meaning provided in Section 10.11(d).

         "Replacement Lender" has the meaning provided in Section 10.11(d).

         "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder (other than an event so described as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

         "Required Lenders" means, (a) on or prior to the Closing Date, Lenders having, in the aggregate, a majority of the aggregate Commitments and (b) after the Closing Date, Lenders having, in the aggregate, a majority of the aggregate of the outstanding principal amount of the Loans.

         "Requirements of Law" means, as to any Person, the Organic Documents of such Person, and all Applicable Law.

         "Reserve Requirement" means, relative to any Interest Period for any Eurodollar Loans, from time to time during such Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurodollar Liabilities", as currently defined under Regulation D of the F.R.S. Board, having approximately equal or comparable to such Interest Period.

         "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "Revolver Agent" means the agent under the Revolver Credit Agreement.

         "Revolver Credit Agreement" means that certain Loan and Security Agreement as amended in accordance with the terms hereof dated as of June 16, 2006 among the Borrowers, the other Obligors specified therein, and GMAC, as agent, as such agreement has been or may hereafter be amended, modified or supplemented, as permitted hereunder.

         "Revolver Loan Documents" has the meaning specified in the Intercreditor Agreement.

         "Revolver Priority Collateral" has the meaning specified in the Intercreditor Agreement.

         "Schedule" means each Schedule attached hereto, as each may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Required Lenders as provided in Section 10.1.

         "Scheduled Intellectual Property" means any Intellectual Property included on Schedule 5.14 hereto.

         "Second Closing Date" shall have the meaning set forth in Section
3.1(b).

         "Secured Parties" means the Agents and the Lenders.

         "Securities Account" means any securities account, as such term is defined in Article 9 of the UCC.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Account Control Agreement" shall mean an Account Control Agreement entered into by a Credit Party with respect to a Securities Account.

         "Security Agreement" means that certain Security Agreement, dated as of the Closing Date, made by the Credit Parties, executed in connection with this Credit Agreement.

         "Security Documents" means, individually and collectively, the Security Agreement, the Trademark Security Agreement, the Intellectual Property Security Agreements, the Financing Statements, the Borrower Pledge Agreement, any Subsidiary Pledge Agreement or Subsidiary Security Agreement, the Perfection Certificate, the Assignments of Insurance, each Deposit Account Control Agreement or other Account Control Agreement, any Mortgage and each other instrument or agreement at any time delivered in connection with the foregoing to secure the Obligations.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person is greater than the total amount of its debts (within the meaning of the U.S. Bankruptcy Code), (ii) such Person is able to pay all liabilities of such Person as they mature, and
(iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordinated Debt" means those certain 6% Secured Convertible Debentures due December 14, 2007, in the original aggregate principal amount of $10,000,000, issued by TAG.

         "Subordinated Debt Repayment" has the meaning provided in Section 3.4.

         "Subordinated Note" means any note evidencing the Subordinated Debt.

         "Subsidiary" of any corporation means any other corporation, partnership or limited liability company of which outstanding shares of Stock or other ownership interests having ordinary voting power in an amount equal to or greater than 50% of the outstanding shares of such Stock or other ownership interests is owned directly or indirectly by such corporation. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of TAG.

         "Subsidiary Guarantor" means each Subsidiary who now or hereafter becomes a party hereto, and guarantees the obligations, under the provisions of
Article 8 of this Agreement.

         "TAG" means Tarrant Apparel Group, a California corporation.

         "Tax Affiliate" has the meaning provided in Section 5.10.

         "Taxes" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, taxes imposed on its net income and franchise taxes imposed on it.

         "Term Loan Percentage" means the pro rata share of the Commitment of any individual Lender.

         "Total Leverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate outstanding principal amount of Indebtedness of TAG and its Subsidiaries as of such date to (b) EBITDA for the period of twelve consecutive months most recently ending on or prior to such date.

         "Trademarks" has the meaning set forth in the definition of "Intellectual Property".

         "Trade Secrets" has the meaning set forth in the definition of "Intellectual Property".

         "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

         "United Apparel Ventures" means United Apparel Ventures, LLC, a California limited liability company.

         "United States" or "U.S." means the United States of America, its 50 States and the District of Columbia.

         "UPS" means UPS Capital Corporation.

         "U.S. Intellectual Property" means all Intellectual Property owned, licensed to or used within the United States by TAG or any of its Subsidiaries.

         "Voting Stock" means, with respect to any Person, Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Warrants" means those certain Common Stock Purchase Warrants to acquire an aggregate 1,250,000 shares of Common Stock, no par value of TAG, issued by TAG concurrently with the Subordinated Debt.

         "Welfare Plan" shall mean any "employee welfare benefit plan", as defined in Section 3(1) of ERISA, which is maintained or contributed to by any Credit Party, any of its Subsidiaries or any ERISA Affiliate.

         "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

         "Working Capital" means, as of any date, an amount equal to the current assets of the Borrower and its Subsidiaries as of such date (excluding cash and Cash Equivalent Investments), less the current liabilities of the Borrower and its Subsidiaries as of such date (excluding current maturities of the Obligations), in each case, determined on a consolidated basis in accordance with GAAP.

          "written" or "in writing" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

         Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Schedules and each Note, Borrowing Request, Compliance Certificate, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         Section 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any Subsection or clause are references to such Subsection or clause of such Section, Article or definition.

         Section 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP consistently applied in accordance with historical practices.

                                   ARTICLE 2
                                   COMMITMENTS

         Section 2.1 TERM LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to provide a term loan to the Borrowers on the Closing Date, in an aggregate principal amount equal to the amount set forth opposite such Lender's name on Schedule A hereto (each, a "Initial Loan"), in accordance with Section 3.1(a). The aggregate principal amount of the Initial Loans to be advanced by all of the Lenders shall not exceed $15,500,000.

         Section 2.2 Term Loan Commitment Increase. Borrower Representative may, within one hundred eighty (180) days of the date hereof, request an increase in the Commitment ("Commitment Increase") in an aggregate principal amount of up to $40,000,000 (or a lower integral multiple of $500,000) minus the amount previously funded by any of the Lenders as contemplated by the Reimbursement Agreement. Any such request shall specify the proposed use of the proceeds of the Commitment Increase (the "Proposed Use of Funds"). Subject to the terms and conditions of this Agreement, each Lender severally agrees to provide a term loan to the Borrowers on the Business Day specified in the applied Borrowing Request in a principal amount equal to its Term Loan Percentage of any Commitment Increase as set forth on SCHEDULE A hereto (each, an "Additional Loan"), in accordance with Section 3.1(b). In addition to the conditions specified in Section 3.1(b), the obligation of the Lenders to make Additional Loans shall be subject to the conditions that: (i) no Default or Event of Default has occurred or is continuing or would result therefrom; (ii) the terms and conditions, if any, applicable to the Proposed Use of Funds, are acceptable to the Administrative Agent (in its absolute and sole discretion); (iii) the Credit Parties shall have delivered any documents related to the Proposed Use of Funds as the Administrative Agent shall reasonably request; (iv) TAG shall have executed and delivered to the Administrative Agent the Guggenheim Additional Warrant Purchase Agreement in form and substance satisfactory to the Administrative Agent; (v) TAG shall have issued the Guggenheim Additional Warrants and the Durham Additional Warrants; and (vi) as of the date that the Additional Loans are made, all of the representations and warranties of any Credit Party contained in
Article 5 and in the other Loan Documents shall be true and correct in all material respects (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except for changes after the Closing Date which are not prohibited by any Loan Document).

         Section 2.3 DELAYED DRAW. Borrower Representative may, by delivery of a Borrowing Request to the Administrative Agent pursuant to Section 3.1(c), request that the Lenders make term loans to the Borrowers in an aggregate principal amount of $2,500,000 (the "Delayed Draw"). Subject to the terms and conditions of this Agreement, each Lender severally agrees to provide a term loan to the Borrowers on the Business Day specified in the applied Borrowing Request in a principal amount equal to its Term Loan Percentage of any Delayed Draw as set forth on SCHEDULE A hereto, in accordance with Section 3.1(c). In addition to the conditions specified in Section 3.1(c), the obligation of the Lenders to fund the Delayed Draw shall be subject to Borrowers making a representation and warranty as to the matters specified in Article 5 as of the date of the Delayed Draw (except to the extent such representations and warranties specifically relate to an earlier date).

         Section 2.4 SUBORDINATED DEBT REPAYMENT. If, prior to June 23, 2006, TAG receives from any holder of Subordinated Debt of a request that TAG repay the outstanding principal amount of such holder's Subordinated Debt and all accrued but unpaid interest thereon ("Subordinated Debt Repayment"), Borrower Representative may, by delivery of a Borrowing Request to the Administrative Agent pursuant to Section 3.1(d), request that the Lenders make term loans to the Borrowers in an aggregate principal amount of up to $7,000,000. In addition to the conditions specified in Section 3.1(d), the obligation of the Lenders to make such term loans shall be subject to Borrowers making a representation and warranty as to the matters specified in Article 5 as of the date of such proposed term loans (except to the extent such representations and warranties specifically relate to an earlier date). All proceeds of the term loans made under this Section 2.4 shall be used to make the Subordinated Debt Repayment.

         Section 2.5 REBORROWING. The Loans, or any portion of the principal amount thereof, that are repaid may not be reborrowed.


                                    ARTICLE 3
                                    THE LOANS

         Section 3.1 BORROWING PROCEDURE.

         (a) The Borrowers shall deliver to the Administrative Agent a Borrowing Request for the Initial Loans not later than 2:00 p.m. (New York City time) at least one (1) Business Day in advance of the Closing Date. Such Borrowing Request shall specify the proposed Closing Date, which must be a Business Day. The Administrative Agent shall promptly notify each Lender of the proposed Closing Date specified in the Borrowing Request given under this Section 3.1(a). Each Lender shall deposit in the account specified by the Administrative Agent an amount equal to its share of the relevant Commitment Increase in immediately available funds on the proposed Closing Date. Subject to the satisfaction of the conditions precedent set forth in Article 4, the Administrative Agent shall make the proceeds of the Loan received by it available to the Borrowers on the Closing Date. The Borrowing Request given pursuant to this Section 3.1(a) shall be irrevocable and binding on the Borrowers.

         (b) The Borrowers shall deliver to the Administrative Agent a Borrowing Request not later than 2:00 p.m. (New York City time) at least twenty (20) Business Days in advance of the date Borrowers wish to draw an Additional Loan (the "Second Closing Date"). Such Borrowing Request shall specify the Second Closing Date, which must be a Business Day. The Administrative Agent shall promptly notify each Lender of the Second Closing Date specified in the Borrowing Request given under this Section 3.1(b). Each Lender shall deposit in the account specified by the Administrative Agent an amount equal to its share of the relevant Commitment Increase in immediately available funds on the Second Closing Date. Subject to the satisfaction of the conditions set forth in Section
2.2 and the conditions precedent set forth in Sections 4.1.2(a), 4.1.3, 4.1.7, 4.1.10, 4.1.24, 4.1.25, 4.1.26, 4.1.27, 4.1.28, and 4.1.30, the Administrative
Agent shall make the proceeds of the Additional Loan received by it available to the Borrowers on the Second Closing Date. The Borrowing Request given pursuant to this Section 3.1(b) shall be irrevocable and binding on the Borrowers.

         (c) The Borrowers shall deliver to the Administrative Agent a Borrowing Request not later than 2:00 p.m. (New York City time) at least five (5) Business Days in advance the date Borrowers wish to draw the Delayed Draw (the "Delayed Draw Closing Date"). Such Borrowing Request shall specify the Delayed Draw Closing Date, which must be a Business Day. If the Administrative Agent consents to the Delayed Draw, then the Administrative Agent shall promptly notify each Lender of the Delayed Draw Closing Date specified in the Borrowing Request under this Section 3.1(c). Each Lender shall deposit in the account specified by the Administrative Agent an amount equal to its share of the Delayed Draw in immediately available funds on the Delayed Draw Closing Date. Subject to the satisfaction of the conditions set forth in Section 2.3 and the conditions precedent set forth in Sections 4.1.2(a), 4.1.3, 4.1.7, 4.1.10, 4.1.24, 4.1.25,
4.1.26, 4.1.27, 4.1.28, and 4.1.30, the Administrative Agent shall make the proceeds of the Delayed Draw received by it available to the Borrowers on the Delayed Draw Closing Date. The Borrowing Request given pursuant to this Section 3.1(c) shall be irrevocable and binding on the Borrowers.

         (d) TAG may deliver to the Administrative Agent a Borrowing Request to fund a Subordinated Debt Repayment not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the date that TAG wishes to draw a Loan for the Subordinated Debt Repayment (the "Subordinated Debt Repayment Date"). The Administrative Agent shall promptly notify each Lender of the Subordinated Debt Repayment Date specified in the Borrowing Request under this Section 3.1(d). Each Lender shall deposit in the account specified by the Administrative Agent an amount equal to its share of such Loan in immediately available funds on the Subordinated Debt Repayment Date. Subject to the satisfaction of the conditions set forth in Section 2.4 and the conditions precedent set forth in Sections 4.1.2(a), 4.1.3, 4.1.7, 4.1.10, 4.1.24, 4.1.25, 4.1.26, 4.1.27, 4.1.28, and
4.1.30, the Administrative Agent shall make the proceeds of such Loan received by it available to TAG on the Subordinated Debt Repayment Date. The Borrowing Request given pursuant to this Section 3.1(d) shall be irrevocable and binding on TAG.

         Section 3.2  NOTES.

         (a) The Borrowers' obligation to pay the principal of, and interest on, the Loans by each Lender shall be set forth on the Register maintained by the Administrative Agent pursuant to Section 10.11(c) and, subject to the provisions of Section 3.2(d), shall be evidenced by a promissory note substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith.

         (b) Any Note issued to each Lender shall (i) be executed by the Borrowers, (ii) be payable to such Lender or its registered assigns and be dated the Closing Date in the case of the Initial Loan, and the Second Closing Date in the case of the Additional Loan issued after the Closing Date, (iii) be in a stated principal amount equal to the outstanding principal amount of the Loans of such Lender on the date of the issuance thereof and be payable in the principal amount of Loans evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 3.4 and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

         (c) Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid Schedule attached to such Lender's Notes (or on a continuation of any such grid attached to any Note and made a part thereof), which notations shall evidence the outstanding principal amount of the Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of a Lender's Loans shall be presumptive evidence absent manifest error of the principal amount thereof owing and unpaid. Failure to record any such amount on any such grid (or on any such continuation) or any error in such notation shall not limit or otherwise affect the obligations of the Borrowers to make payments of principal of or interest on such Loans when due.

         (d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its

Loans to the Borrowers shall affect or in any manner impair the obligations of the Borrowers to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or Guaranties therefor provided pursuant to the Loan Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in Section 3.2(c). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrowers shall promptly execute and deliver to that Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

         Section 3.3 PRINCIPAL PAYMENTS. Repayments and prepayments of principal of the Loans shall be made in accordance with this Section 3.3 and the Borrowers shall repay all Loans on the Maturity Date.

              Section 3.3.1 REPAYMENT. The Borrowers shall repay the aggregate principal amount of the Loans in Dollars on the Maturity Date.

              Section 3.3.2 Optional Prepayment. (a) The Loans may not be prepaid and shall not be prepayable in whole or in part prior to the first anniversary of the Closing Date. On any Business Day on or after the first anniversary of the Closing Date, the Borrowers shall have the right, on at least ten (10) Business Days' prior written notice to the Administrative Agent, to voluntarily prepay all or any portion (in multiples of not less than $500,000 or such lesser amount as may then be outstanding) of the Loans on a pro rata basis so long as such prepayment is accompanied by payment of an amount (the "Applicable Prepayment Premium") determined as set forth in this Section 3.3.2 to be equal to the product of (i) the principal amount being prepaid and (ii) the applicable prepayment percentage specified below. All prepayments of the Loans shall be applied to the Loans on a pro rata basis until the Loans are repaid in full. The Applicable Prepayment Premium with respect to any prepayment of Loans shall be determined by reference to the date upon which such payment is to be made and multiplying the amount of the prepayment by the percentage specified below for a payment made on such date:


      PAYMENT DATE                                               PREPAYMENT
                                                                 PERCENTAGE
After the first anniversary of the Closing Date                      3.0%
  but on or before June 16, 2008

After June 16, 2008 but on or                                        2.0%
  before June 16, 2009

After June 16, 2009 but on or                                        1.0%
  before June 16, 2010

After June 16, 2010                                                  0%


         (a) Each prepayment of a Loan permitted under Section 3.3.2(a) shall be accompanied by the payment of the Applicable Prepayment Premium as set forth in

Section 3.3.2(a) and, in addition, the payment of all accrued and unpaid interest with respect to the principal being prepaid through the date of prepayment, and the payment of any amount then due pursuant to Section 3.4.8 or
Section 3.5.2. Any prepayment notice given pursuant to Section 3.3.2(a) shall be irrevocable, and the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified in such notice.

              Section 3.3.3 MANDATORY PREPAYMENTS. The Borrowers shall:

         (a) promptly, and in any event within three Business Days, after receipt by any Credit Party or any Subsidiary or Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount by which such condemnation award proceeds exceed the actual cost incurred by the Credit Parties or such Subsidiary to repair or replace the property or asset which was the subject of the condemnation giving rise to such condemnation award proceeds;

         (b) promptly, and in any event within three Business Days, after receipt by any Credit Party or any Subsidiary or Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Credit Parties or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

         (c) promptly, and in any event within three Business Days, after receipt by any Credit Party or any Subsidiary or any Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied);

         (d) upon receipt by any Credit Party or any Subsidiary or any Agent of any Net Disposition Proceeds, make a mandatory prepayment of the Loans in an amount equal to the percentage of such Net Disposition Proceeds, set forth in the table below, in each case based upon the Total Leverage Ratio as of the last day of the preceding fiscal quarter; provided, that this clause (d) shall not in any event be deemed a consent to any disposition by any Credit Party which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

         (e) upon receipt by any Credit Party or any Subsidiary or any Agent of any Net Securities Proceeds, make a mandatory prepayment of the Loans in an amount equal to the percentage of such Net Securities Proceeds set forth in the table below, in each case based upon the Total Leverage Ratio as of the last day of the preceding fiscal quarter; provided, that this clause (e) shall not in any event be deemed a consent to any issuance or sale of Stock by any Credit Party which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

    Total Leverage Ratio          Percentage of Proceeds
-----------------------------   ---------------------------
           >4.25x                         75%
           -
-----------------------------   ---------------------------
     >3.25x but <4.25x                    50%
     -
-----------------------------   ---------------------------
           <3.25x                         25%
-----------------------------   ---------------------------

         (f) concurrently with receipt by any Credit Party after the Closing Date of any Net Indebtedness Proceeds during any Fiscal Year (excluding any Indebtedness permitted to be incurred pursuant to Section 6.2.3), make a mandatory prepayment of the Loans, in an aggregate amount equal to such Net Indebtedness Proceeds; provided that this clause (f) shall not in any event be deemed a consent to any incurrence or issuance of Indebtedness by any Credit Party which is otherwise prohibited by the terms of this Agreement or any of the other Loan Documents; and

         (g) upon the occurrence of a Change of Control, make a mandatory prepayment of the entire outstanding principal amount of all Loans together with accrued and unpaid interest and all other outstanding Obligations.

         (h) All prepayments made pursuant to this Section 3.3.3 shall be applied to the Loans on a pro rata basis until the Loans are repaid in full. Each such prepayment shall be accompanied by (i) the payment of all accrued and unpaid interest with respect to the principal being prepaid through the date of prepayment, (ii) the payment of any amounts then due pursuant to Section 3.4.8 or Section 3.5.2, and (iii) other than prepayments made under Section 3.3.3(a) through (e), by the payment of the Applicable Prepayment Premium.

         (i) Notwithstanding the provisions of Sections 3.3.3(c) and (d) to the contrary, to the extent that any insurance proceeds or Net Disposition Proceeds arise from the Loss or disposition of Revolver Priority Collateral, the amounts due under Section 3.3.3(c) or (d), as the case may be, shall be reduced on a dollar for dollar basis for all mandatory prepayments made under the Revolver Credit Agreement out of such insurance proceeds or Net Disposition Proceeds, as applicable.

         Section 3.4 INTEREST. Interest on the outstanding principal amount of the Loans and other outstanding Obligations shall accrue and be payable in accordance with this Section 3.4.

              Section 3.4.1 INTEREST RATES. Each Loan shall accrue interest at the Interest Rate for each Interest Period.

              Section 3.4.2 POST-DEFAULT RATES. From and after the occurrence of an Event of Default and during the continuance thereof, the Borrowers agree to pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and other Obligations.

              Section 3.4.3 PAYMENT DATES. Accrued interest on the Loans shall be payable, without duplication:

         (a) on each Interest Payment Date;

         (b) on the date of acceleration of such Loans pursuant to Section 7.2 or Section 7.3; and

         (c) with respect to interest accruing at any Post-Default Rate and, to the extent permitted by Applicable Law, interest on overdue amounts (including overdue interest), upon demand.

              Section 3.4.4 RATE DETERMINATIONS. All determinations by the Administrative Agent of the rate of interest applicable to any Loan shall be presumed correct in the absence of manifest error.

              Section 3.4.5 CONVERSION.

         (a) The Borrowers shall have the option to convert all or any part of the outstanding Eurodollar Loans to Base Rate Loans or to convert all or any part of its Base Rate Loans to Eurodollar Loans. To convert a Loan under this
Section 3.4.5, the Borrower Representative shall deliver a Notice of Conversion to the Administrative Agent no later than 12:00 p.m. (New York City time) at least three (3) Business Days in advance of the proposed conversion date. Promptly after receipt of a Notice of Conversion under this Section 3.4.5, the Administrative Agent shall notify each applicable Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion. Any Notice of Conversion shall be irrevocable, and the Borrowers shall be bound to convert in accordance therewith. Any conversion pursuant to this Section 3.4.5(a) shall be effective upon the Interest Payment Date next succeeding the date of the applicable Notice of Conversion. In the absence of any Notice of Conversion in accordance herewith, all Loans shall continue to accrue interest as Eurodollar Loans or Base Rate Loans, as applicable for the preceding Interest Period.

         (b) All Eurodollar Loans shall have the same LIBOR Period. So long as there is no Default or Event of Default, the Borrowers shall have the option on each Adjustment Date to adjust the then-applicable LIBOR Period for all of the outstanding Eurodollar Loans to a different LIBOR Period. To adjust a LIBOR Period under this Section 3.4.5, the Borrower Representative shall deliver a Notice of Adjustment to the Administrative Agent no later than 12:00 p.m. (New York City time) at least three (3) Business Days in advance of the proposed adjustment date. Promptly after receipt of a Notice of Adjustment under this
Section 3.4.5, the Administrative Agent shall notify each applicable Lender by telex or telecopy, or other similar form of transmission, of the proposed adjustment. Any Notice of Adjustment shall be irrevocable, and the Borrowers shall be bound to adjust the LIBOR Period in accordance therewith, and shall constitute a representation and warranty by the Borrowers as to the matters specified in Article 5 as of the date of such proposed adjustment (except to the extent such representations and warranties specifically relate to an earlier date). Any adjustment pursuant to this Section 3.4.5(b) shall be effective upon the Adjustment Date next succeeding the date of the applicable Notice of Adjustment. In the absence of any Notice of Adjustment with respect to an Adjustment Date in accordance herewith, all Eurodollar Loans shall continue to have the same LIBOR Period as was in effect prior to such Adjustment Date.

         (c) Limitation on Types of Loans. (a) Anything herein to the contrary notwithstanding, if on or prior to the determination of any LIBOR Rate for any Interest Period, the Administrative Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or (b) the Required Lenders determine in good faith, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period; then the Administrative Agent shall give the Borrower Representative and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans, and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be converted into Base Rate Loans in accordance with Section 3.4.7 hereof.

              Section 3.4.6 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower Representative thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or continue Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 3.4.7 shall be applicable).

              Section 3.4.7 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or continue Eurodollar Loans shall be suspended pursuant to Section 3.4.5 or Section 3.4.6, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a required conversion, on such earlier date as such Lender may specify to the Borrower Representative with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.4.5 or Section
     3.4.6 which gave rise to such conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans which would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

Promptly after the circumstances specified in Section 3.4.5 or Section 3.4.6 which gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this Section 3.4.7 no longer exist, such Lender shall give the Administrative Agent and the Borrower Representative notice thereof, and the Borrower Representative may thereafter request conversion of such Loans to Eurodollar Loans, subject to the subsequent application of Section 3.4.5 or Section 3.4.6.

              Section 3.4.8 COMPENSATION. The Borrowers agree to pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

         (a) any payment, prepayment or conversion of a Eurodollar Loan made by Lender for any reason (including the acceleration of the Loans pursuant to Article 7 hereof) on a date other than the last day of the LIBOR Period for such Loan; or

         (b) any failure by the Borrowers for any reason (including the failure of any of the conditions precedent specified in Article 4 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the Borrowing Request given pursuant to Section 3.1 hereof.

         Section 3.5 FEES; INCREASED COSTS; CAPITAL ADEQUACY.

              Section 3.5.1 FEES. On the Closing Date, pursuant to the Fee Letter, the Borrowers shall pay the fee specified therein (the "Closing Fee") as and to the Persons directed by the Administrative Agent.

              Section 3.5.2 INCREASED COSTS; CAPITAL ADEQUACY.

         (a) The Borrowers agree to pay to each Lender from time to time on demand such amounts as each Lender may determine to be reasonably necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining Loans hereunder, or any reduction in any amount receivable by Lender hereunder in respect of any such Loans, resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans (other than taxes imposed on the overall net income or franchise taxes of such Lender); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any holding company of such Lender (including a request or requirement which affects the manner in which such Lender or the holding company thereof allocates capital resources to commitments). Each such Lender will notify the Borrower Representative of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Subsection (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this
Section 3.5.2 (but without duplication), the Borrowers agree to pay to each Lender from time to time upon demand by such Lender such amounts as each such Lender may determine to be reasonably necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, in effect after the date of this Agreement, of capital in respect of its Loans (such compensation to include an amount equal to any reduction in return on assets or equity of such Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each such Lender will notify the Borrower Representative if it is entitled to compensation pursuant to this Subsection (b) as promptly as practicable after it determines to request such compensation.

         (c) Each Lender agrees that as promptly as is reasonably practical after it becomes aware of any circumstances referred to in this Section 3.5.2 above which would result in any such increased costs, the affected Lender shall use commercially reasonable efforts to minimize costs and expenses incurred by it and payable to it by the Borrowers pursuant to this Section 3.5.2. Nothing in this Section 3.5.2(c) shall require any Lender to bear any such expense unless it is indemnified for such expense by the Borrowers.

         (d) Each notice delivered by a Lender pursuant to this Section 3.5.2 shall contain a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be presumed correct of the matters stated therein and be binding upon the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it in good faith shall deem applicable.

         Section 3.6 TAXES.

         (a) Any and all payments by the Borrowers hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 3.6, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.6), such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the affected Borrower shall make such deductions and (iii) the affected Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Notwithstanding the foregoing, the Borrowers shall not be required to pay any such additional sums to any Agent or any Lender with respect to any Taxes to the extent such Taxes (i) are attributable to such Lender's failure to comply with the requirements of Sections 10.11(e) or 10.11(f) or (ii) in the case of a Lender that becomes a Lender after the Closing Date pursuant to Section 10.11(b), are United States federal withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor was entitled, at the time of assignment, to receive additional sums from the Borrowers with respect to such Taxes pursuant to this paragraph or (iii) result from a change affecting the Lender at a time after the Lender has become a party to this Agreement other than a change in any law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law.

         (b) In addition, the Borrowers agree to pay all present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes, any Loan Document or the Loan or from the issuance, execution, delivery or registration of or with respect to the Notes, any Loan Document or the Loan.

         (c) The Borrowers agree to indemnify each Lender and each Agent for the full amount of the taxes, charges and levies (including any such taxes, charges and levies imposed by any jurisdiction on amounts payable under this Section 3.6) incurred or paid by such Lender or such Agent (as the case may be) on or with respect to any payment by or on account of any obligation of the Borrowers hereunder, and any penalties, interest, and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. For the avoidance of doubt, the Borrowers shall not be required to indemnify a Lender or Agent pursuant to this
Section 3.6(c) with respect to any Taxes in respect of which the Borrowers would not be required to pay any additional sums pursuant to Section 3.6(a) if such Taxes were withheld or deducted by the Borrowers. Payment under this Subsection
(c) shall be made within ten (10) days from the date such Lender or the Collateral Agent (as the case may be) makes written demand therefor and provides a certificate in reasonable detail of the amount required. A certificate as to any amount payable to any Person under this Section 3.6 submitted by such Person to the Borrowers shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

         (d) Within ten (10) days after the date of any payment of Taxes by the Borrowers, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of any receipt received by the Borrowers evidencing payment thereof.

         (e) If any Lender, other than a Lender subject to Section 10.11(e) or 10.11(f), is not a United States person (as defined in Section 7701(a)(30) of the IRC), such Lender (i) will furnish to the Agents and the Borrower Representative two (2) properly executed and complete (including a claim of treaty benefits, if applicable) Internal Revenue Service Forms W-8 BEN, W-8 IMY (with the necessary attachments), W-8 EXP, W-8 ECI or any subsequent version thereof or successors thereto and such other documentation prescribed by applicable law, on or prior to the Closing Date and (ii) will agree (for the benefit of the Agents and the Borrowers) to provide the Agents and the Borrower Representative new properly executed and complete Internal Revenue Service Forms W-8 BEN, W-8 IMY (with the necessary attachments), W-8 EXP, W-8 ECI or any subsequent version thereof or successors thereto and such other documentation prescribed by applicable law upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agents and the Borrower Representative.

         (f) If any Lender, other than a Lender subject to Section 10.11(e) or 10.11(f), is a United States person (as defined in Section 7701(a)(30) of the IRC), and is not an "exempt recipient" (as such term is defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations), such Lender will furnish to the Agents and the Borrower Representative two Internal Revenue Service Forms W-9 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by the Borrower Representative or the Agents, on or prior to the Closing Date.

         Section 3.7 PAYMENTS, INTEREST RATE COMPUTATIONS, OTHER COMPUTATIONS, ETC. All payments by the Borrowers pursuant to this Agreement, the Notes or any other Loan Document, in respect of principal or interest on the Loans shall be made by the Borrowers to the Administrative Agent for the account of the Lenders on a pro rata basis according to the aggregate principal amount of Loans owed to each such Lender. The payment of the fees referred to in Section 3.5.1 shall be made by the Borrowers to the Collateral Agent for the account of the Lenders on a pro rata basis according to the aggregate principal amount of Loans owed to each such Lender. All other amounts payable to any Agent or any Lender under this Agreement or any other Loan Document (except under Section 3.5.2) shall be paid to the Administrative Agent for the account of the Person entitled thereto. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in immediately available funds, to an account of the Administrative Agent specified from time to time in writing to the Borrower Representative. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit in the type of funds received to each Lender notified to the Administrative Agent its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days with respect to Eurodollar Loans and 365/366 days with respect to all other Obligations. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

         Section 3.8 PRORATION OF PAYMENTS. Subject to the provisions of Article 8, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's respective share of payments then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its pro rata share shall purchase from the other Lenders such participations in such Loans or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 7.5) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section
3.8 to share in the benefits of any recovery on such secured claim.

         Section 3.9 OBLIGATIONS JOINT AND SEVERAL. Each obligation of the Borrowers hereunder and under each Note, including the Obligations of the Borrowers to pay principal, interest, any prepayment premium and fees in accordance herewith, shall be a joint and several obligation of each Borrower.

         Section 3.10 PAY-OVER. All payments made by or on behalf of any Borrower or any other Credit Party shall be made in accordance with the terms of the Intercreditor Agreement. Upon any turnover of proceeds by an Agent to the Revolver Agent pursuant to the Intercreditor Agreement the Obligations that were paid with the proceeds so turned over shall be revived and fully reinstated in the amount turned over as if such payment had never been received by an Agent.

                                   ARTICLE 4
                               CONDITIONS TO LOANS

         Section 4.1 CONDITIONS PRECEDENT TO THE LOANS ON THE CLOSING DATE. The obligations of the Lenders to make Loans on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1, except as the Agents shall otherwise consent in writing.

              Section 4.1.1 LOAN DOCUMENTS. Each Credit Party shall have delivered each Loan Document to which it is a party, duly executed by an authorized officer of such Credit Party and the other parties thereto, and the Administrative Agent shall have received such documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents.

              Section 4.1.2 RESOLUTIONS, ETC. The Administrative Agent shall have received:

         (a) a certificate, dated the date hereof, of the Secretary or an Authorized Officer of each Credit Party as to:

              (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to which such Credit Party is a party and the related transactions contemplated thereby, and

              (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate the Collateral Agent and the Lenders may conclusively rely until it shall have received further certificates of the Secretary or an assistant secretary of such Credit Party canceling or amending such prior certificates;

         (b) copies of the Organic Documents of each Credit Party certified by, in the case of the charters, the appropriate Governmental Authority of the State of such Credit Party's organization and, in the case of its other Organic Documents, such Credit Party's Secretary or assistant secretary, which documents shall be satisfactory to the Collateral Agent;

         (c) a so-called short-form "good standing" certificate with respect to each Credit Party from the appropriate Governmental Authority of the jurisdiction of its organization;

         (d) evidence satisfactory to the Administrative Agent in its sole discretion of qualification of each Credit Party to do business in each other jurisdiction in which such Credit Party is required to qualify, except where the failure to be so qualified could not result in a Material Adverse Change; and

         (e) such other documents (certified if requested) as either Agent may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation of the Borrower or any of its Subsidiaries, or Approval.

              Section 4.1.3 FACTORING AGREEMENT AND REVOLVER CREDIT AGREEMENT. The Factoring Agreement and Revolver Credit Agreement, the Intercreditor Agreement and all other related documents listed on Schedule 5.25 including the Factoring Agreement Documents and the Revolver Loan Documents, and UCC financing statements granting the Factor or the Revolver Agent a security interest in any Collateral, shall be in form and substance satisfactory to each Lender and each Agent and executed by all parties thereto.

              Section 4.1.4 PAYMENT OF EXISTING INDEBTEDNESS. Concurrently with the funding of the Loans to be made on the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that TAG shall have repaid the Existing Indebtedness and shall have received those UCC-3 statements, termination statements, releases, reconveyances and other documents necessary to release any security interests in any asset or property or any Credit Party.

              Section 4.1.5 WARRANTS. TAG shall have executed and delivered to Guggenheim the Guggenheim Warrant Purchase Agreement and the Registration Rights Agreement in form and substance satisfactory to the Agents and issued the Guggenheim Warrants.

              Section 4.1.6 NOTES. The Administrative Agent shall have received, for the account of each Lender that has requested a note pursuant to
     Section 3.2, such Lender's Note, in each case duly executed and delivered pursuant to Section 3.2.

              Section 4.1.7 COLLATERAL INFORMATION; PERFECTION OF LIENS. The Collateral Agent shall have received complete and accurate information from each Credit Party with respect to the name and the location of the principal place of business and chief executive office for such Credit Party; all necessary UCC financing statements necessary to perfect the security interest of the Collateral Agent, for the benefit of the Secured Parties, shall have been filed and all Mortgages, other filings (including Intellectual Property filings) and recordings shall have been prepared for filing and recording immediately following the Closing Date; and all filing and recording fees and taxes shall have been paid or duly provided for. Each Lender shall be reasonably satisfied that all Liens granted to the Collateral Agent with respect to all Collateral are valid and effective and will be perfected and of first priority, subject to Permitted Liens, within ten days of the Closing Date or such longer period as the Collateral Agent may agree.

              Section 4.1.8 NO CONTEST, ETC. On the Closing Date, no litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of any Credit Party, threatened which:

         (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or any other Loan Document; or

         (b) would, in the opinion of any Agent or Lender, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby or give rise to any liability on the part of any Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

              Section 4.1.9 CERTIFICATE AS TO COMPLETED CONDITIONS, WARRANTIES, NO DEFAULT, ETC. The Agents shall have received a certificate, dated the Closing Date, with counterparts for each Lender, of the Authorized Officer of each Borrower, to the effect that:

         (a) all conditions precedent set forth in this Section 4.1 have been satisfied;

         (b) all representations and warranties set forth in Article 5 are true and correct in all material respects;

         (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

         (d) no Default has occurred and is continuing.

              Section 4.1.10 COMPLIANCE WITH REQUIREMENTS OF LAW. Each Agent shall have received evidence satisfactory to it that each Credit Party is in compliance in all material respects with all other Requirements of Law and has obtained and maintains in full force and effect (a) all licenses, permits and approvals issued by Governmental Authorities necessary to carry on its business (except where the failure to have any such license, permit or approval could not result in a Material Adverse Change), (b) all permits and consents necessary to consummate this Agreement and necessary for Collateral Agent to have a first priority perfected security interest in any such permits or licenses, and (c) all Approvals.

              Section 4.1.11 OPINIONS OF COUNSEL. The Administrative Agent shall have received an opinion letter, dated the Closing Date and addressed to each Agent and each Lender from time to time hereunder, from each of Stubbs, Alderton & Markiles, LLP, California counsel to the Borrowers, and Pillsbury Winthrop Shaw Pittman LLP, special New York counsel to the Borrowers, in each case reasonably satisfactory to the Lenders.

              Section 4.1.12 CLOSING FEES, EXPENSES, ETC. The Administrative Agent shall have received the fees payable on the Closing Date pursuant to
     Section 3.5 and all costs and expenses of the Agents which are payable upon the Closing Date pursuant to Section 10.3.

              Section 4.1.13 PERFECTION. The Collateral Agent shall have received:

         (a) evidence of all filings of the financing statements with respect to the Security Agreement and other Security Documents; searches or other evidence as to the absence of any Liens (other than Permitted Liens); and evidence that all other actions with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to perfect such Liens, in each case with the priority contemplated by the relevant security documents;

         (b) each of the Assignments of Insurance, in each case duly executed by the chief executive officer of TAG and the respective insurer; and

         (c) all Stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Pledge Agreement.

              Section 4.1.14 EMPLOYMENT AGREEMENTS; COMPENSATION. The Administrative Agent shall have received copies of all employment agreements to which any Credit Party is a party.

              Section 4.1.15 PENSION AND WELFARE LIABILITIES. The Administrative Agent shall have received, with counterparts for each of the Lenders, (i) the most recent actuarial valuation report, if any, for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service, if any, for each Single Employer Plan, if any, most recently filed with the Internal Revenue Service, and
     (ii) a report prepared by the Borrower in form and substance satisfactory to the Lender detailing any liabilities of the Borrower, each other Credit Party and each ERISA Affiliate of a Credit Party for post-retirement benefits under Plans which are welfare benefit plans.

              Section 4.1.16 INSURANCE. The Agents shall have received evidence satisfactory to each of them that the insurance maintained by the Borrowers and their Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts reasonably satisfactory to the Agents, under policies naming the Collateral Agent, for the benefit of the Secured Parties, as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complies with the requirements of this Agreement and the Security Documents.

              Section 4.1.17 FINANCIAL INFORMATION, ETC. The Administrative Agent shall have received a consolidated balance sheet and consolidating balance sheets for TAG and its Subsidiaries as of December 31, 2005, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of TAG and its Subsidiaries, in each case certified (in the case of consolidated statements) without qualification by Singer Lewak Greenbaum and

     Goldstein LLP or other independent public accountants reasonably satisfactory to the Agent (the "Audited 2005 Financial Statements"). The Administrative Agent shall have received, with counterparts for each Lender, the historical financial statements referred to in Section 5.4, the Pro Forma Balance Sheets, the Projections and a solvency certificate of TAG and each of its Subsidiaries, and the Agents shall be satisfied in all respects with such materials. Additionally, the Administrative Agent shall be satisfied in all respects with materials contained on Schedules, including the information contained on Schedule 4.1.17 ("Transaction Costs and Sources and Uses").

              Section 4.1.18 GOVERNMENTAL APPROVALS, LICENSES, PERMITS, ETC. The Administrative Agent shall be satisfied that the Borrowers have received all necessary approvals, licenses, permits or other requirements, necessary to consummate the transactions contemplated by this Agreement and necessary for the Collateral Agent to have a first priority perfected security interest in any such permits or licenses.

              Section 4.1.19 MATERIAL CONTRACTS. The Agents shall have received a certificate from an Authorized Officer of each Borrower to the effect that attached thereto are true and correct copies of each of the items listed on Schedule 5.20(a), and the Lenders shall be satisfied in all material respects with terms of such items.

              Section 4.1.20 MINIMUM CLOSING DATE REVOLVER CREDIT AGREEMENT AVAILABILITY AND FUNDING. As of the Closing Date, after giving effect to any borrowings hereunder and under the Revolver Credit Agreement, the lenders under the Revolver Credit Agreement shall have funded loans in an amount of at least $30,000,000 and TAG shall have at least $10,000,000 of available cash and Cash Equivalents.

              Section 4.1.21 LETTER TO ACCOUNTANTS. Each Agent and each Lender shall have received satisfactory evidence that TAG has delivered a letter to its independent public accountants authorizing such public accountants to discuss the Credit Parties' financial matters with each Agent and each Lender or any of their representatives whether or not a representative of any Credit Party is present; provided that, absent a Default or an Event of Default, any Agent or any Lender shall provide the Borrower Representative with at least two (2) Business Days' notice before contacting such public accountants.

              Section 4.1.22 AFFILIATE AGREEMENTS. The Administrative Agent shall have received copies of all management, shared expense or similar agreements between a Credit Party and any of its Affiliates (other than another Credit Party).

              Section 4.1.23 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC.

         (a) The representations and warranties set forth in Article 5 shall be true and correct in all material respects as of the Closing Date, both before and after giving effect to the making of any the Loans;

         (b) all representations and warranties set forth in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made;

         (c) no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding which renders such litigation, arbitration or governmental investigation or proceeding likely to succeed in the opinion of the Required Lenders and, if successful, could result in a Material Adverse Change; and

         (d) no Default shall have occurred and be continuing or would result from making the Loans.

              Section 4.1.24 BORROWING REQUEST. The Administrative Agent shall have received a duly completed Borrowing Request.

              Section 4.1.25 SATISFACTORY LEGAL FORM. All documents executed or submitted by or on behalf of the Borrowers or any other Credit Party shall be reasonably satisfactory in form and substance to each Agent, each Lender and its counsel; each Lender shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as such Lender may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to the Lenders.

              Section 4.1.26 MARGIN REGULATIONS. The making of the Loans and the use of the proceeds thereof shall not violate any of Regulations T, U or X of the F.R.S. Board.

              Section 4.1.27 ADVERSE CHANGE. Since December 31, 2005, no Material Adverse Change shall have occurred.

              Section 4.1.28 CHANGE IN LAW. On the Closing Date, no change shall have occurred in Applicable Law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the reasonable opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.

              Section 4.1.29 OTHER DOCUMENTS, CERTIFICATES, ETC. Each Agent shall have received such other documents, certificates, opinions of counsel or other materials as it reasonably requests from any Credit Party.

              Section 4.1.30 SUBORDINATED DEBT. Concurrently with the funding of the Loans to be made on the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that (a) (i) the Subordinated Debt shall have been repaid in full and (ii) the original Subordinated Notes shall have been marked "Paid in Full" and returned to TAG together with such releases, payoff letters, and other documents and agreements from each of the holders of the Subordinated Notes as may be required by the Agents, or (b) TAG has obtained consents from all holders of the Subordinated Debt or the Warrants deemed necessary or appropriate by the Administrative Agent, including without limitation (i) the release or termination of all collateral, guaranties, and other supporting obligations with respect to the Subordinated Debts and
     (ii) consents or waivers by GMAC and UPS in connection with that certain intercreditor agreement, dated as of December 14, 2004, among GMAC, UPS, T.R. Winston & Company and TAG deemed necessary or appropriate by the Administrative Agent, pursuant to documents in form and substance satisfactory to the Agents.

         Section 4.2 POST CLOSING CONDITIONS SUBSEQUENT.

              Section 4.2.1 CONTROL AGREEMENTS. Within thirty (30) days following the Closing Date, the Borrowers shall establish a Deposit Account designated as the "Additional Collateral Account" and shall enter into executed Account Control Agreements with respect to such Deposit Account and all other Deposit Accounts and Securities Accounts maintained by any Credit Party.

              Section 4.2.2 LANDLORDS' WAIVERS. The Borrowers shall within sixty
     (60) days obtain a Landlord's Waiver from the lessor of each of the Credit Parties' leased properties, which agreement or letter shall contain a waiver or subordination of all liens or claims that the landlord may assert, and shall otherwise be reasonably satisfactory in form and substance to Agent.

              Section 4.2.3 MEXICAN SUBSIDIARY. TAG agrees that it will cooperate with the Administrative Agent in structuring and implementing one or more transactions that are reasonably acceptable to both TAG and the Administrative Agent as a result of which Tagfin, S.A. de. R.L. de C.V. would become a Guarantor and would grant to the Collateral Agent a first priority security interest in all of its assets to secure the Obligations; provided, however, that TAG shall not be required by this Section 4.2.3 to implement any transactions that would subject it to material tax liability or a loss of material tax benefits.

         Section 4.3 GENERAL. The acceptance by any Borrower of the benefits or proceeds of the Loans shall constitute a representation and warranty to each Agent and each of the Lenders that all the conditions specified in this Article 4 have been satisfied or waived in writing by the Lenders.

                                   ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES, ETC.

        In order to induce each Agent and each Lender to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans, each of the Credit Parties represents and warrants to each Agents and each Lender as set forth in this Article 5. Each and all of the representations and warranties set forth in this Article 5 shall be true and correct.

         Section 5.1 ORGANIZATION, POWER, AUTHORITY, ETC. Each of the Credit Parties and each of their Subsidiaries (i) is a corporation or limited liability company validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where such failure to qualify would not individually or in the aggregate be expected to result in a Material Adverse Change, and (iii) has full corporate or limited liability company power and authority, and, holds all governmental licenses, permits, registrations and other approvals required under all Applicable Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date, including all Approvals. Each Credit Party has full corporate or limited liability power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to obtain Loans hereunder.

         Section 5.2 DUE AUTHORIZATION. The execution, delivery and performance by each Credit Party of this Agreement and each other Loan Document executed or to be executed by it, the incurrence of the Obligations by each Credit Party and the consummation of the transactions contemplated by any of the foregoing: (i) are within such Person's power and authority corporate and otherwise; (ii) have been duly authorized by all necessary or proper corporate or limited liability company action, (iii) are not in contravention of any provision of such Person's Organic Documents; (iv) will not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any Contractual Obligation; (vi) will not result in the creation or imposition of any Lien upon any of the property of such Person or any of its Subsidiaries other than Liens permitted under Section 6.2.4; and
(vii) do not require any Approval, or any filing with, any Governmental Authority or any other Person (except to the extent previously obtained or made and except for filings necessary to perfect the Liens under the Security Documents).

         Section 5.3 VALIDITY, ETC. This Agreement and each other Loan Document executed by each Credit Party constitute the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

         Section 5.4 FINANCIAL INFORMATION; PROJECTIONS; MINUTE BOOKS; SOLVENCY.

         (a) All balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of each of the Credit Parties which have been or shall hereafter be furnished by or on behalf of the Borrowers to each Lender and the Agents for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been prepared in accordance with GAAP consistently applied (except to the extent items in the Projections are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the date hereof, no Credit Party has material contingent liabilities or material liabilities for taxes, long-term leases or forward or long-term commitments except as set forth on Schedule 5.4(a) hereto.

         (b) The Projections, copies of which have previously been delivered to the Agents, have been prepared in good faith based upon estimates and assumptions which each Credit Party believes, as of the Closing Date, to be reasonable and fair in light of current conditions and current facts known to them, provided, that no representation or warranty is made as to the achievability of such Projections.

         (c) TAG is, and each of the Credit Parties (taken as a whole) are, Solvent and, after giving effect to the borrowings under this Agreement and the Revolver Credit Agreement, will be Solvent.

         (d) None of the transactions with respect to the Loan Documents are being entered into with the intent to delay, hinder or defraud any of the creditors of any Credit Party.

         Section 5.5 MATERIAL ADVERSE CHANGE. Since December 31, 2005, there has been no Material Adverse Change, the occurrence of which has not been previously disclosed in writing to the Administrative Agent by the Borrowers.

         Section 5.6 ABSENCE OF DEFAULT; COMPLIANCE WITH LAW. Each Credit Party is in compliance in all respects with the provisions of its Organic Documents. No event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default (including any matter which could create a Default hereunder by cross-default) or (ii) a default by such Credit Party under (A) any indenture, agreement or other instrument relating to Indebtedness of such Credit Party where such default or event of default could be expected to result in a Material Adverse Change, (B) any material license, (C) any judgment, decree or order to which such Credit Party is a party or by which such Credit Party or any of its properties may be bound or affected, any regulation of any Governmental Agency or court decree or order, or any Requirements of Law except to the extent such judgment, decree or order could not result in a Material Adverse Change or (D) the Factoring Agreement Documents or the Revolver Loan Documents. Each Credit Party is in compliance with all Requirements of Law, except where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Change.

         Section 5.7 LITIGATION, LEGISLATION, ETC. There is no pending or, to the knowledge of any Credit Party, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could reasonably be expected to result in a Material Adverse Change except as set forth on Schedule 5.7 hereto. To the knowledge of the Borrower, there is no legislation, governmental regulation or judicial decision that could result in a Material Adverse Change.

         Section 5.8 F.R.S. BOARD REGULATIONS T, U AND X. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no assets of any Credit Party consist of Margin Stock. The proceeds of the Loans will be used solely for the purposes described herein, and no proceeds of the Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X.

         Section 5.9 INVESTMENT COMPANY ACT; HOLDING COMPANY ACT. No Credit Party is, or after giving effect to the transactions contemplated by the Loan Documents will be, an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

         Section 5.10 TAXES. Each Credit Party and every affiliated, combined, unitary or similar group of which a Credit Party is or was a member (a "Tax Affiliate") has timely filed with the appropriate Governmental Authority all federal, state, local, foreign, or other tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. All such returns and reports are true, correct and complete in all material respects. All other taxes, assessments, fees and governmental Charges upon a Credit Party or Tax Affiliate and upon its properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Proper and accurate amounts have been withheld by each Credit Party and Tax Affiliate from its employees for all periods in compliance in all material respects with the federal, state, local, foreign, or other tax, social security and unemployment withholding provisions of Applicable Law and such withholdings have been timely paid to the respective Governmental Authorities.

         Section 5.11 ERISA. Except as disclosed on Schedule 5.11, no Credit Party nor any of its ERISA Affiliates is now maintaining or contributing to, or has within the prior six (6) years ever maintained or contributed to, or been obligated to contribute to, any Benefit Plan or Multiemployer Plan.

         Section 5.12 LABOR CONTROVERSIES. There are no strikes or other labor controversies or disputes pending or, to the best knowledge of each Credit Party, threatened, relating to any Credit Party that could reasonably be expected to result in a Material Adverse Change. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against any of them,
(ii) no strike, labor dispute, slowdown or stoppage is pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against any Credit Party, and (iii) no union representation question existing with respect to the employees of any Credit Party. Hours worked by and payment made to employees of each Credit Party have not been in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters. All payments due from each Credit Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party. Each Credit Party is in compliance in all material respects with all collective bargaining agreements to which it is subject.

         Section 5.13 LEASED AND OWNED PROPERTY; EXISTING LIENS; COLLATERAL.


         (a) Schedule 5.13 completely and correctly sets forth the address of each parcel of real property that is owned or leased by each Credit Party, indicating for each parcel whether it is owned or leased, including in the case of leased real property, the landlord name, lease date and lease expiration date. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Credit Party or, to the knowledge of any Credit Party, any other party to any such lease or sublease exists. Each of the Credit Parties has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except Permitted Liens. All Liens attaching to property or assets of any Credit Party as of the Closing Date are identified in Schedule 5.13 ("Existing Liens").

         (b) The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Collateral described therein, and, upon the filing of the Financing Statements, the Mortgages with respect to real estate, and the filing and recording of the Intellectual Property Security Agreements in the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable, with respect to the Scheduled Intellectual Property, including the filing and recording of Intellectual Property Security Agreements in the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable, for after-acquired U.S. Intellectual Property, the Security Documents will create a fully perfected and, subject to Permitted Liens, first priority security interest in all right, title and interest of the Credit Parties in all of the Collateral

         (c) Except as disclosed on Schedule 5.13, no Credit Party is, as of the Closing Date, obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Credit Party.

         Section 5.14 INTELLECTUAL PROPERTY. Schedule 5.14 sets forth a true and complete list of all Registered and/or material Intellectual Property owned by the Credit Parties, indicating for each Registered item (i) the registration or application number and the applicable filing jurisdiction (collectively, the "Scheduled Intellectual Property"), and (ii) Intellectual Property Contracts (other than licenses for commercial "off-the-shelf" or "shrink-wrap" software that are not material to the business, operations, condition (financial or otherwise), or performance of any Credit Party, taken as a whole). The Credit Parties exclusively own (beneficially, and of record where applicable) all right, title, and interest in and to all Scheduled Intellectual Property free and clear of all Liens not otherwise permitted in this Agreement, exclusive licenses, and non-exclusive licenses not granted in the ordinary course of business. The Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree, or agreement adversely affecting the use thereof by the Credit Parties or their rights thereto, and is valid, subsisting, and enforceable. The Credit Parties do not, and have not in the past five years, infringed or otherwise violated the Intellectual Property rights of any third party. Each Credit Party has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement unchanged. There is no litigation, opposition, cancellation, proceeding, objection, or claim pending, asserted, or threatened against the Credit Parties concerning the ownership, validity, registerability, enforceability, infringement, use of, or licensed right to use any Intellectual Property, except as set forth in Schedule
5.14 hereto. To the
knowledge of the Credit Parties, no valid basis exists for any such litigation, opposition, cancellation, proceeding, objection, or claim. To the knowledge of the Credit Parties, no person is violating any Scheduled Intellectual Property right that the Credit Parties hold exclusively.

         The Scheduled Intellectual Property that is Registered Intellectual Property has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as applicable, and such registrations, filings, issuances, and other actions remain in full force and effect, and are current and unexpired. The Credit Parties have properly executed and recorded all documents necessary to perfect their title to all Scheduled Intellectual Property, and have filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items.

         The Credit Parties have taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used, or held by the Credit Parties, and, to the knowledge of the Credit Parties, such Trade Secrets have not been used, disclosed to, or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached. All current and prior employees of the Credit Parties have executed valid intellectual property and confidentiality agreements for the benefit of the applicable Credit Party, and, to the knowledge of the Credit Parties, no current or prior employee is in default or breach of any term of any such agreement.

         The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Credit Parties in connection with their businesses, and have not materially malfunctioned or failed within the past three (3) years. To the knowledge of the Credit Parties, no person has gained unauthorized access to the IT Assets. The Credit Parties have implemented reasonable backup and disaster recover technology consistent with industry practices.

         Section 5.15 ACCURACY OF INFORMATION. Neither this Agreement nor any document or written statement furnished to any Agent or any Lender by or on behalf of a Credit Party in connection with the negotiation, execution and delivery of this Agreement or any transaction contemplated by any of the Loan Documents, including the financial statements and Projections delivered pursuant to this agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

         Section 5.16 INSURANCE. All policies of insurance in effect of any kind or nature owned by or issued to any Credit Party, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) as of the Closing Date are listed in Schedule 5.16 ("Insurance"), (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all material respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Credit Parties operate. No Credit Party provides any of its insurance through self-insurance except as disclosed in Schedule 5.16 and ordinary course insurance deductibles.

         Section 5.17 INDEBTEDNESS. Other than the Obligations and Indebtedness expressly permitted by the terms of this Agreement and the other Loan Documents (all of which is listed on Schedule 5.17), there is no Indebtedness of the Credit Parties as of the Closing Date.

         Section 5.18 ENVIRONMENTAL MATTERS. Each Credit Party is in compliance in all material respects with all applicable Environmental Laws, and there are no conditions or circumstances (including contamination from Hazardous Materials and Releases) associated with the currently or previously owned, operated, used or leased properties (the "Facilities") or current or past operations of any Credit Party or any predecessor interest of a Credit Party which may give rise to Environmental Liabilities and Costs that could result in a Material Adverse Change or which may give rise to any Environmental Lien. Each Credit Party has obtained, or has applied for, currently maintains and is in material compliance with and in good standing under all permits, licenses, or other authorizations required under Environmental Laws ("Environmental Permits") except where the failure to obtain, maintain or comply with such Environmental Permits could not reasonably expected to result in any Credit Party incurring material Environmental Liabilities and Costs and no Credit Party has any knowledge of any proceedings to substantially modify or to revoke any such permit; there are no material investigations, proceedings or litigation pending or, to any Credit Party's knowledge, threatened affecting or against any Credit Party or the Facilities alleging noncompliance with or potential liability under Environmental Laws; no Credit Party has received any communication or notice (including requests for information) indicating potential material Environmental Liabilities and Costs with respect to any Credit Party which has not been resolved and there are no other circumstances or conditions which could reasonably be expected to result in any material Environmental Liabilities and Costs with respect to any Credit Party. Each Credit Party has provided the Administrative Agent with copies of any material environmental assessments, audits, inspections or similar reports which are possessed by that Credit Party relating to any Credit Party or the Facilities.

         Section 5.19 CONSENTS; ORDINARY COURSE OF BUSINESS. Each Credit Party has all material permits and governmental consents and approvals necessary under Requirements of Law, in connection with the transactions contemplated hereby or its ongoing business and operations. From January 1, 2006 to the Closing Date, each Credit Party has conducted its operations only in the ordinary course of business consistent with past practice.

         Section 5.20 CONTRACTS; AGREEMENTS WITH AFFILIATES; OTHER VENTURES.

         (a) Set forth in Schedule 5.20(a) ("Material Contracts") is an accurate and complete list and description of (i) those Contractual Obligations of the Credit Parties constituting the largest 20 customers of the Borrowers, and (ii) all other material Contractual Obligations of the Credit Parties, including without limitation any Contractual Obligations that could result in a Material Adverse Change, in each case as of the Closing Date. Each such material Contractual Obligation is a valid and binding agreement of the Credit Parties thereto, in full force and effect and enforceable against such Credit Party in accordance with the terms thereof (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and none of the Credit Parties has any knowledge that any material Contractual Obligation is not a valid and binding agreement against the other parties thereto. There are no defaults by any Credit Party or, to any

Borrower's knowledge, any other default in existence under any such material Contractual Obligations.

         (b) Except for agreements or arrangements with Affiliates wherein any Credit Party or one or more of its Subsidiaries provides services to such Affiliates for fair consideration, as of the Closing Date, no Credit Party has
(i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

         (c) Except as set forth on Schedule 5.20(c) ("Other Ventures") no Credit Party is, as of the Closing Date, engaged in any joint venture or partnership or other similar relationship with any other Person.

         Section 5.21 EMPLOYMENT AGREEMENTS. Set forth on Schedule 5.21 ("Employment Contracts") is a complete and accurate list of each employment agreement to which any Credit Party is a party, or by which it is bound. Except as set forth on Schedule 5.21, as of the Closing Date, there are no employment, consulting or management agreements covering the officers or directors of any Credit Party.

         Section 5.22 CONDITION OF PROPERTY. All of the assets and properties owned by, leased to or used by any Credit Party material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

         Section 5.23 SUBSIDIARIES. There are, as of the Closing Date, no direct or indirect Subsidiaries of any of the Credit Parties other than as set forth on
Schedule 5.23 ("Subsidiaries"), which sets forth all direct and indirect Subsidiaries of each Borrower and each of the other Credit Parties as of the Closing Date, and the organizational chart included as part of Schedule 5.23 accurately reflects the relationship of each such Subsidiary to each Borrower and each of the other Credit Parties and gives the exact legal name, jurisdiction of organization, percentage of ownership of each Subsidiary, and the outstanding Capital Stock of each Subsidiary, by class and number and percentage of each class owned by any Borrower or any other Person, and the identity of each holder of the Stock of each Subsidiary. Except as set forth on
Schedule 5.23, there are no Investments in any such Subsidiary and there are no options, warrants, rights to purchase or similar rights covering Capital Stock of any such Subsidiary. All issued and outstanding shares of each such Subsidiary are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens, other than any Liens in favor of the Collateral Agent for the benefit of the Agents and Lenders, and such shares were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. No shares of any such Subsidiary, other than those set forth on Schedule 5.23, are issued and outstanding.

         Section 5.24 TRADE RELATIONS. There exists no actual or, to the best of any Credit Party's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of any Credit Party with any customer or group of customers of a Credit Party or any material supplier of goods or services to any Credit Party which could reasonably be expected to result in a Material Adverse Change.

         Section 5.25 FACTORING AGREEMENT DOCUMENTS; REVOLVER LOAN DOCUMENTS.
Schedule 5.25 ("Factoring Agreement Documents; Revolver Loan Documents") sets forth all of the Factoring Agreement Documents and the Revolver Loan Documents.

         Section 5.26 ACCOUNTS. Schedule 5.26 ("Accounts") lists all of the Deposit Accounts and Securities Accounts of each Credit Party.

         Section 5.27 EXISTING INVESTMENTS. Schedule 5.27 lists all Investments other than Cash Equivalent Investments of the Credit Parties existing as of the Closing Date including all ownership interests in other Persons. Except as listed on Schedule 5.27, none of the Credit Parties has any Investments or Subsidiaries as of the Closing Date.

         Section 5.28 AFFILIATE AGREEMENTS. Other than as set forth in Schedule 5.28, there are no shared expense or similar agreements between any Credit Party and any of their Affiliates (other than another Credit Party).

         Section 5.29 SEC FILINGS. TAG has timely filed with the United States Securities and Exchange Commission all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing and all documents incorporated by reference therein, collectively, the "Company SEC Documents"). As of their respective dates and if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing.

         Section 5.30 INDEPENDENT ACCOUNTANTS. Singer Lewak Greenbaum & Goldstein LLP is an independent public accounting firm that is the auditor for each Credit Party.

         Section 5.31 INACTIVE SUBSIDIARIES. PBG7, United Apparel Ventures, UAV (Delaware), LLC and PBCR (the "Inactive Subsidiaries") are inactive Subsidiaries. None of the Inactive Subsidiaries has any assets, Indebtedness or material liabilities.


                                    ARTICLE 6
                                    COVENANTS

         Section 6.1 AFFIRMATIVE COVENANTS. Each of the Credit Parties covenants and agrees that, from and after the date hereof (except as otherwise provided herein, or unless the Required Lenders have given their prior written consent) until all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 10.5 or otherwise) have been paid and performed in full, that:

              Section 6.1.1 FINANCIAL INFORMATION, ETC. It will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. TAG will deliver or make available to the Administrative Agent and each Lender copies of the following financial statements, reports and information:

         (a) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated balance sheet and a consolidating balance sheet for TAG and its Subsidiaries at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and (in the case of the consolidated financials only) cash flows for such Fiscal Year, of TAG and its Subsidiaries (with (in the case of the consolidated financials only) comparable information at the close of and for the prior Fiscal Year beginning with the Fiscal Year ending December 31, 2006 and for the Projections) certified (in the case of consolidated statements) without qualification by Singer Lewak Greenbaum & Goldstein LLP or other independent public accountants reasonably satisfactory to the Administrative Agent, which statements shall be delivered together with TAG management's discussion and analysis of financial condition and results of operation of TAG and its Subsidiaries;

         (b) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year, together with such supplements to the schedules to the Perfection Certificate as are necessary to accurately reflect the information to be included on each such Schedule as of the end of each Fiscal Year;

         (c) promptly when available and in any event within forty-five (45) days after the close of each calendar month of each Fiscal Year a consolidated balance sheet for TAG and its Subsidiaries at the close of such month and consolidated statements of operations and retained earnings and, starting with the reporting for the month of October 2006, cash flows, for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of TAG and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year and, starting with the reporting for the month of January 2007, with comparable information set forth in the Projections for the relevant period), certified by TAG's chief financial officer, provided that for the month of January, TAG shall have seventy (70) days after the close of the month to provide the information required by this Section 6.1.1(c); provided further, that for the consolidated statement of cash flows, TAG shall provide comparable information for prior fiscal periods beginning in October 2007.

         (d) within forty-five (45) days after the close of each Fiscal Quarter,
(i) a Compliance Certificate calculated as of the close of such Fiscal Quarter and a brief report containing management's discussion and analysis of the financial condition and results of operations of TAG and its Subsidiaries (together with a report from TAG's management containing management's discussion and analysis of any changes compared to prior results and the Projections as updated in accordance with Section 6.1.1(g)), starting with the reporting for the quarter ended September 30, 2006, together with (x) a description of projected business prospects (including projected Consolidated Capital Expenditures), and (y) an explanation of any variation in the income statement and balance sheet items greater than ten percent (10%) from the Projections as updated in accordance with Section 6.1.1(g); and (ii) a consolidated balance sheet for TAG and its Subsidiaries at the close of such Fiscal Quarter and consolidated statements of operations and retained earnings and cash flows, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of TAG and its Subsidiaries (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year and with comparable information set forth in the Projections for the relevant period), certified by TAG's chief financial officer.

         (e) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to any Borrower or any other Credit Party by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of any Borrower or any other Credit Party;

         (f) within ten (10) days after the end of each Fiscal Year, (i) a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Credit Party and containing such additional information as any Agent or any Lender may reasonably request, and (ii) written evidence of payment of all premiums with respect to each policy of such insurance;

         (g) within ten (10) days prior to the end of each Fiscal Year, updates to the Projections containing projected balance sheets, statements of operations and changes in cash flows of TAG and its Subsidiaries prepared on a consolidated basis for such Fiscal Year and each Fiscal Year thereafter (but in no event beyond the end of Fiscal Year 2010), prepared on an annual basis for the Fiscal Years thereafter, together with (A) supporting details and a statement of underlying assumptions, (B) projected trends of business and (C) a detailed schedule of Capitalized Lease Liabilities and outstanding Indebtedness;

         (h) promptly after approval by TAG's Board of Directors, any material updates or revisions to any business plan described in Section 6.1.1(g);

         (i) promptly upon the sending or filing thereof, copies of (1) all reports that any Borrower or any other Credit Party sends to its security holders generally, (2) any notice that any Borrower or any other Credit Party sends under any of the Revolver Loan Documents, and (3) all reports and registration statements that any Borrower or any other Credit Party files with the Securities and Exchange Commission or any national securities exchange;

         (j) promptly upon the delivery thereof under the Revolver Credit Agreement, a copy of any and all notices, reports, certificates and other information, including the Inventory Designation Certificate and the Financial Condition Certificate delivered under the Revolver Credit Agreement, together with all supporting schedules delivered in connection there with, provided that failure to deliver such copies will not constitute a Default under this Agreement;

         (k) notice that the lenders under the Revolver Credit Agreement have refused to fund a borrowing request made by any Credit Party in accordance with the terms and conditions of the Revolver Credit Agreement (other than where such refusal is based on insufficient availability under the terms of the Revolver Credit Agreement); and

         (l) such other information with respect to the financial condition, business, property, assets, revenues, operations and prospects of Credit Party and any other Credit Party as any Agent may from time to time reasonably request.

              Section 6.1.2 MAINTENANCE OF CORPORATE EXISTENCE, ETC. Except as permitted by Section 6.2.11, each of the Credit Parties will cause to be done at all times all things necessary to maintain and preserve the corporate or limited liability company existences of such Credit Party and each of its Subsidiaries, as applicable.

              Section 6.1.3 FOREIGN QUALIFICATION. Each of the Credit Parties will, and will cause each of its Subsidiaries to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change.

              Section 6.1.4 PAYMENT OF TAXES, ETC. Each of the Credit Parties will, and will cause each of its Subsidiaries and Tax Affiliates to, pay and discharge, as the same become due and payable, (a) all taxes and Charges against it or on any of its property, as well as claims of any kind which, if unpaid, could reasonably be expected to become a Lien upon any one of its properties securing obligations in excess of $150,000 and (b) all lawful claims for labor, materials, supplies, services or otherwise in excess of $150,000 before any thereof become a default; provided, however, that the foregoing shall not require any Credit Party, a Tax Affiliate or any such Subsidiary to pay or discharge any such tax, Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

              Section 6.1.5 INSURANCE. In addition to any insurance required to be maintained pursuant to any Loan Document, each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained at its own cost and expense: (a) insurance with respect to its properties and business against such casualties, contingencies and liabilities and of such types and in such amounts as is acceptable to the Collateral Agent and the Lenders and will furnish to the Collateral Agent, annually at the policy renewal date, a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by each Credit Party and its respective Subsidiaries in accordance with this Section 6.1.5, (b) business interruption insurance of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent, (c) all workers' compensation or similar insurance as may be required under any Applicable Law of any state or jurisdiction in which any Credit Party is engaged in business or to which any Credit Party is otherwise subject, and (d) all other insurance described on Schedule 5.16 and not described in clauses (a), (b) or (c) of this paragraph against the risks and for the levels of coverage described on Schedule 5.16 (except for such changes proposed by such Credit Party and approved by the Required Lenders). Each such policy shall be issued by an insurance company satisfactory to the Collateral Agent, shall be in form and substance satisfactory to the Collateral Agent, and such insurance shall be in effect on the Closing Date, and the premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in form and substance satisfactory to the Collateral Agent, showing loss payable to the Collateral Agent for its benefit and the ratable interests of the Secured Parties, as their interests may appear. Notwithstanding the provisions of this Section 6.1.5 to the contrary, to the extent that any insurance proceeds arise from the Loss or disposition of Revolver Priority Collateral, the amounts due to the Agent under such insurance policies shall be reduced on a dollar for dollar basis for all mandatory prepayments made under the Revolver Credit Agreement out of such insurance proceeds. All policies of liability insurance, including all primary and umbrella liability policies, shall name the Agents and the Lenders as additional insured. Each Credit Party shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.5, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance, other than customary financing of annual premiums.

              Section 6.1.6 NOTICES. Each Credit Party will give prompt written notice (with a description in reasonable detail) to the Agents of:

         (a) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, a Default or an Event of Default, accompanied by copies of all notices given or received by any Credit Party with respect to any such event or condition and a certificate of an Authorized Officer of such Credit Party specifying the nature and period of existence of such event or condition and what action such Credit Party or its Subsidiaries has taken, is taking and proposes to take with respect thereto;

         (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by a Credit Party to the Lenders which has been instituted or, to the knowledge of such Credit Party, is threatened against, any Credit Party or to which any of properties, assets or revenues of a Credit Party is subject which, if adversely determined, could reasonably be expected to result in a Material Adverse Change;

         (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by a Credit Party to the Lenders pursuant to Section 5.7 which could reasonably be expected to result in a Material Adverse Change;

         (d) the occurrence of any event, condition or other circumstance that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Change, accompanied by copies of all notices given or received by any Credit Party with respect to any such event or condition and a certificate of an Authorized Officer of TAG specifying the nature and period of existence of such event or condition and what action any Credit Party has taken, is taking and proposes to take with respect thereto;

         (e) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any material amendment to a Credit Party's Organic Documents;

         (f) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date;

         (g) the occurrence of any Loss, or any proposed change in any Credit Party's business, assets, liabilities, condition (financial or otherwise), results of operations or prospects that has had or could result in a Material Adverse Change;

         (h) any change in any Credit Party's corporate name;

         (i) any written information, exhibit, or report furnished to any Agents or Lender in connection with this Agreement that, taken in the context of all such information so provided, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not materially misleading, accompanied by a correction;

         (j) the occurrence or expected occurrence of any ERISA Event; and

         (k) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the business of any Credit Party.

              Section 6.1.7 BOOKS AND RECORDS. Each Credit Party will, and will cause each of its Subsidiaries to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and will permit each Agent or any of its respective representatives, at reasonable times and reasonable intervals upon one Business Day's notice, to visit all of the offices of each Credit Party and its respective Subsidiaries, to discuss financial matters with the officers thereof and the independent public accountants with respect thereto, and to examine (and, at the expense of such Credit Party, photocopy extracts from) the books and other corporate records thereof. An Agent may conduct all such field audits of all Inventory and Accounts of the Credit Parties as such Agent may reasonably request, all at reasonable times and upon advance notice to such Credit Party, such field audits to be conducted by internal auditors of such Agent or by outside auditors engaged by such Agent, and in form and substance reasonably satisfactory to such Agent and at such intervals as such Agent shall determine. Each Credit Party agrees to pay any fees and expenses, including any fees of its independent public accountants and internal or external auditors incurred in connection with any Agent's exercise of its rights pursuant to this Section 6.1.7, which shall be limited to the payment of fees and reasonable out-of-pocket expenses for two (2) such audits per year, unless there has occurred and is continuing an Event of Default. In the event that an Agent requests any such visit, examination or audit and is then notified by TAG that the agent under the Revolver Credit Agreement also intends to conduct a visit, examination or audit, such Agent shall use reasonable effort to coordinate the time of such visit, examination or audit, unless such Agent believes in good faith that such coordination could be prejudicial to an Agent or Lender.

              Section 6.1.8 MAINTENANCE OF PROPERTIES, ETC. Each Credit Party shall maintain, preserve and protect, and shall cause each of its of its Subsidiaries to maintain, preserve and protect, all of its properties (real and personal and including all

     Intellectual Property and other intangible assets) that are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted. With respect to Intellectual Property, each Credit Party shall and shall cause each of its Subsidiaries to maintain all Registered Intellectual Property and material Trade Secrets, including the payment of required fees and taxes, the filing of applications for renewal or extension, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings and take all reasonable steps to preserve and protect each item of the Scheduled Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any Trademark, consistent with the quality of the products and services as of the date hereof, and ensuring that all licensed users of any of such Trademark use such consistent standards of quality.

              Section 6.1.9 EMPLOYEE PLANS.

         (a) With respect to other than a Multiemployer Plan, for each Qualified Plan hereafter adopted or maintained by any Credit Party or any ERISA Affiliate (other than master, volume submitter or prototype plans that have favorable opinion or determination letters upon which a Credit Party may rely), each Credit Party shall: (i) seek, and Borrower shall cause the ERISA Affiliates of any Credit Party to seek, within the applicable remedial amendment period under
Section 401(b) of the IRC, and receive determination letters, from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the IRC and 5.16 from and after the adoption of any such Qualified Plan, cause such Qualified Plan to be qualified within the meaning of Section 401(a) of the IRC and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the IRC.

         (b) With respect to each Welfare Plan hereafter adopted or maintained by any Credit Party or any ERISA Affiliate of a Credit Party, to the extent applicable, each Credit Party shall comply in all material respects, and each Credit Party shall cause the ERISA Affiliates of each Credit Party to comply in all material respects, with the notice and continuation coverage requirements of
Section 4980B of the IRC and the regulations thereunder.

         (c) No Credit Party shall, directly or indirectly (and each Borrower shall cause each ERISA Affiliate of a Credit Party not to directly or indirectly) by reason of an amendment or amendments to, or the adoption of, one or more Pension Plans subject to Title IV of ERISA, permit the present value of all benefit liabilities, as defined in Title IV of ERISA, (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to exceed the fair market value of assets allocable to such benefits by more than $250,000, or to increase to the extent security must be provided to any Pension Plan under
Section 401(a)(29) of the IRC. No Credit Party shall establish or become obligated to any new Retiree Welfare Plan, which would result in the present value of future liabilities under any such plans to exceed $250,000. No Credit Party, nor any ERISA Affiliate, shall establish or become obligated to any new unfunded Pension Plan subject to Title IV of ERISA which would result in the present value of future liabilities under any such plans to exceed $250,000. Each Credit Party shall not, directly or indirectly (and the Borrower shall cause each ERISA Affiliate of a Credit Party not to, directly or indirectly),
(a) satisfy any liability under any Pension Plan by purchasing annuities from an insurance company or (b) invest the assets of any Pension Plan with an insurance company, unless, in each case, such insurance company is rated AA or higher by Standard & Poor's Ratings Services and the equivalent by each other nationally recognized rating agency at the time of the investment.

              Section 6.1.10 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Each Credit Party will, and will cause each of its Subsidiaries to, comply with (i) all applicable Requirements of Law and (ii) the material obligations, covenants and conditions contained in any Contractual Obligation applicable to it, except in the case of (i) and (ii) where the failure to do so could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Change.

              Section 6.1.11 REAL ESTATE. If any Credit Party or any of their Subsidiaries shall acquire a fee or leasehold interest in real estate which the Collateral Agent determines to be material to such Credit Party or such Subsidiary, then such Credit Party or such Subsidiary, as the case may be, will execute a first priority Mortgage, in form and substance reasonably satisfactory to the Required Lenders, in favor of the Collateral Agent, for its benefit and the benefit of the Lenders, and shall deliver to the Collateral Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the as the Collateral Agent or Required Lenders shall reasonably request; provided, that, the foregoing shall not apply to the properties located at 137 1/2 Bowden St., Ruleville, MS 38771 and 200 W. Floyce St., Ruleville, MS 38771 (the "Mississippi Properties") for a period of 180 days following the Closing Date; provided, further, that if the Mississippi Properties are still held by a Credit Party on the 91st day, then such Credit Party shall have five (5) days in which to comply with the terms of this Section 6.1.11.

              Section 6.1.12 DEPOSIT ACCOUNTS. No Credit Party shall maintain a Deposit Account without an effective Deposit Account Control Agreement or a Securities Account without an effective Securities Account Control Agreement. Each Credit Party shall establish and maintain a separate Deposit Account that shall at all times be subject to a Deposit Account Control Agreement in form and substance satisfactory to the Collateral Agent and the Lenders. The Credit Parties shall deposit, or cause to be deposited, into such Deposit Account all proceeds of all dispositions of Collateral, all insurance proceeds and all amounts received by any Credit Party constituting Extraordinary Receipts or proceeds of debt or equity issuances.

              Section 6.1.13 SUBSIDIARY GUARANTY, ETC.

         (a) On the Closing Date, TAG shall cause each existing Subsidiary other than the Excluded Foreign Subsidiaries and, after the Closing Date, each Person, upon its becoming a Subsidiary, and each of its Subsidiaries hereafter formed or acquired, promptly to execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form of Exhibit E, with such modifications as shall be reasonably requested by the Administrative Agent, making such Subsidiary a Guarantor hereunder, and (ii) a party to the Security Agreement and the Pledge Agreement, and to enter into such other agreements as either Agent shall reasonably request with respect thereto and as required under the laws of the applicable jurisdiction, and to provide an opinion of counsel to such Subsidiary with respect thereto.

         (b) Each Credit Party agrees that, if any Inactive Subsidiary is not liquidated within 60 days after the date hereof, or if any Inactive Subsidiary shall conduct any business, obtain any assets or incur any liabilities at any time prior to such 60th day, then such Inactive Subsidiary shall become a Guarantor and enter into the agreements contemplated by Section 6.1.13(a), and an opinion of counsel shall be delivered as contemplated therein.

         (c) Each Credit Party agrees that the Inactive Mexican Subsidiaries will be dissolved within one year of the date hereof, or such longer period as may be required by applicable law, and that any assets or liabilities of such Inactive Mexican Subsidiaries will be distributed to a Credit Party.

              Section 6.1.14 MINIMUM REVOLVER AVAILABILITY. The sum of (i) amounts available for borrowing under the Revolver Credit Agreement and
     (ii) TAG's available cash and Cash Equivalents shall at all times equal or exceed $2,500,000.

              Section 6.1.15 ENVIRONMENTAL.

         (a) In the event that any Credit Party obtains, gives or receives notice of any Release or threat of Release of any Hazardous Materials on its property at concentrations exceeding those allowed by Environmental Laws or that need to be reported to a Governmental Authority (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of a violation, request for information or notification that it is potentially responsible for Environmental Liabilities and Costs, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any Environmental Laws affecting its property or its interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Governmental Authority or Person, then that Credit Party shall, within five Business Days, give written notice of same to the Agents and the Lenders detailing facts and circumstances of which any Credit Party is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform the Agents and the Lenders of the status of the matter. Such information is to be provided to allow the Lenders to protect their security interest in the Collateral and is not intended to create nor shall it create any obligation upon the Agents or the Lenders with respect thereto.

         (b) Each Credit Party shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to comply in all material respects with the Environmental Laws and safeguard the health and safety of any Person and to avoid subjecting the Collateral to any Environmental Lien. If any Credit Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or shall fail to comply in any material respect with any of the requirements of any Environmental Laws, the Collateral Agent may, but without the obligation to do so, for the sole purpose of protecting the Lenders' interest in the Collateral: (A) give such notices or (B) enter onto the Credit Party's property (or authorize third parties to enter onto such property) and take such actions as the Collateral Agent (or such third parties as directed by the Collateral Agent) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All costs and expenses incurred by the Collateral Agent or the Lenders (or third parties directed by the Collateral Agent) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Post-Default Rate shall be paid upon demand by the Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the Loan Documents.

         (c) The Borrowers agree to defend and indemnify the Agents and the Lenders and hold the Agents and the Lenders harmless from and against all loss, liability, damage and expense, claims, costs, fines, penalties, including reasonable attorney's and consulting fees, and any Environmental Liabilities and Costs suffered or incurred by an Agent or a Lender under or on account of any Environmental Laws, including the assertion of any Environmental Lien, with respect to any Hazardous Discharge, the presence of any Hazardous Materials affecting any Credit Party's property, whether or not the same originates or emerges from any Credit Party's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is caused by any Hazardous Discharge resulting from the gross negligence or willful misconduct of any Lender or Agent. The Credit Parties' obligations under this Section 6.1.165(c) shall arise whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Materials. The Borrowers' obligation and the indemnification hereunder shall survive the termination of this Agreement.

         (d) For purposes of this Section 6.1.15, all references to the property of a Credit Party shall be deemed to include all of the Credit Party's right, title and interest in and to all of its owned and/or leased premises.

              Section 6.1.16 USE OF PROCEEDS.

         (a) The Borrowers agree that (i) the proceeds of the Initial Loans shall be used only (A) to repay existing Indebtedness on the Closing Date as specified on Schedule 6.1.16, (B) to pay fees and expenses in connection with the Loan Documents, and (C) for general operating and working capital purposes of the Borrowers and the other Credit Parties, (ii) the proceeds of any Additional Loans shall be used only for the Proposed Use of Funds, and (iii) the proceeds of any Loans made under Section 2.4 shall be used only to make the Subordinated Debt Repayment.

         (b) The Borrowers shall not use any part of the proceeds of any Loan for any purpose which violates Regulations T, U or X of the F.R.S. Board.

              Section 6.1.17 INTERNAL CONTROL OVER FINANCIAL REPORTING. By December 31, 2007, TAG shall have in place a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by TAG's principal executive officer and principal financial offer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

              Section 6.1.18 RATING. Each Credit Party shall take all commercially reasonable actions to assist the Administrative Agent in obtaining a private rating of the Loans from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.; provided that the failure of the Administrative Agent to secure such a rating will not cause any Credit Party to be in default of this Agreement if such Credit Party has complied with its obligations under this Section 6.1.18.

              Section 6.1.19 FURTHER ASSURANCES.

         (a) Each Credit Party will correct any material factual defect or error that may be discovered in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         (b) Each Credit Party, at its own expense, shall use reasonable commercial efforts to cure or to cause to be cured any violation of any Applicable Law by any Credit Party if the failure to cure such violation could result in a Material Adverse Change.

         Section 6.2 NEGATIVE COVENANTS. Each Credit Party covenants and agrees that, from and after the Closing Date (except as otherwise provided herein, or unless the Required Lenders have given their prior written consent), until all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 10.5) have been paid and performed in full, that:

              Section 6.2.1 RESERVED.

              Section 6.2.2 BUSINESS ACTIVITIES. Each Credit Party agrees that it will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those in which it and its Subsidiaries are engaged on the Closing Date and such activities as may be incidental or related thereto.

              Section 6.2.3 INDEBTEDNESS. Each Credit Party agrees that it will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

         (a) Indebtedness consisting of Obligations;

         (b) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under Section 6.2.4;

         (c) Indebtedness in respect of liabilities resulting from (i) endorsements of negotiable instruments in the ordinary course of business and
(ii) surety bonds issued for the its account or any of its Subsidiaries in the ordinary course of business;

         (d) Indebtedness incurred under the Revolver Credit Agreement in an aggregate principal amount at any one time outstanding of not more than $55,000,000; provided, however, not more than an aggregate amount of $1,000,000 of the proceeds from loans under the Revolver Credit Agreement may be used to provide financing for any mergers, consolidations or acquisitions permitted pursuant to Section 6.2.11;

         (e) Indebtedness existing on the Closing Date and secured by Liens set forth on Schedule 5.13 ("Existing Liens"), but not including Indebtedness existing as of the Closing Date to be repaid on the Closing Date as specified on
Schedule 6.1.16;

         (f) unsecured Indebtedness in an aggregate amount not to exceed $1,000,000 at any time during the term of this Agreement (provided, however, that in the case of any such Indebtedness owed to a Credit Party or any Subsidiary thereof, such Indebtedness shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent);

         (g) Capitalized Lease Liabilities and Purchase Money Indebtedness in an aggregate amount not to exceed $1,000,000 at any time during the term of this Agreement (provided, however, that in the case of any such Capitalized Lease Liabilities or Purchase Money Indebtedness owed to a Credit Party or any Subsidiary thereof, such Capitalized Lease Liabilities or Purchase Money Indebtedness shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent);

         (h) guarantee by TAG of California United Bank Loan for up to $675,000; and

         (i) Indebtedness incurred under the DBS Facility in an aggregate principal amount at any one time outstanding of not more than $25,000,000.

              Section 6.2.4 LIENS. Each Credit Party agrees that it will not, and it will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

         (a) Liens in favor of the Collateral Agent or the Lenders granted pursuant to any Loan Document;

         (b) Liens identified in Schedule 5.13 ("Existing Liens") evidencing Indebtedness permitted by Section 6.2.3(e) and Section 6.2.3(g), in each case consisting of rights of lessors in leased equipment and/or purchase money liens on specific items of equipment, and any extensions, renewals or replacements of any such Liens, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby;

         (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (e) Liens (other than Liens arising under ERISA or Section 412(n) of the Code) incurred in the ordinary course of business in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (f) judgment Liens with respect to judgments to the extent such judgments do not constitute a Default described in Section 7.1.9;

         (g) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or Liens in items or any accompanying documents or proceeds arising by operation of law under Article 4 of the UCC in favor of a collecting bank;

         (h) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof; and

         (i) Liens on Collateral securing Indebtedness permitted under Section 6.2.3(d) and granted pursuant to the Revolver Credit Agreement (provided that such Lien shall be a first priority Lien only respect to Revolver Priority Collateral);

         (j) Liens created after the date hereof in connection with purchase money Indebtedness with respect to Equipment and fixtures acquired by any Credit Party in the ordinary course of business; PROVIDED that (i) the aggregate amount of such liens does not exceed $250,000 at any time outstanding (provided that such Liens attach any to the assets subject to such purchase money debt and proceeds thereof) and (ii) the Indebtedness when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed (plus reasonable expenses with respect thereto customarily so covered), (iii) the Liens securing such Indebtedness are created concurrently with the acquisition of the asset financed and (iv) no Lien securing such Indebtedness shall extend to or cover any property or asset so financed; and

         (k) Liens consisting of a bank's right of set off against Deposit Accounts for costs of banking services incurred in the ordinary course of business.

              Section 6.2.5 FINANCIAL CONDITION. The Borrowers hereby covenant and agree as set forth below:

         (a) INTEREST COVERAGE RATIO. TAG will not permit its Interest Coverage Ratio with respect to the twelve consecutive month period ending on the last day of any Fiscal Quarter of any Fiscal Year to be less than the ratio set forth below opposite such Fiscal Quarter; provided, however, that the Interest Coverage Ratio shall be calculated based on financial information for only those Fiscal Quarters during which this Agreement was in effect, such that (i) the ratio for the Fiscal Quarter ending on the last day of June 2006 shall be calculated with respect to the three consecutive month period ending on the last day of such Fiscal Quarter only, (ii) the ratio for the Fiscal Quarter ending on the last day of September 2006 shall be calculated with respect to the six consecutive month period ending on the last day of such Fiscal Quarter only and (iii) the ratio for the Fiscal Quarter ending on the last day of December 2006 shall be calculated with respect to the nine consecutive month period ending on the last day of such Fiscal Quarter only:

     FISCAL QUARTER ENDING               RATIO
     ---------------------               -----
     June 2006                          1.75:1
     September 2006                     1.75:1
     December 2006                      1.75:1
     March 2007                         1.75:1
     June 2007                          1.75:1
     September 2007                     1.75:1
     December 2007                      1.75:1
     March 2008                         1.75:1
     June 2008                          2.00:1
     September 2008                     2.00:1
     December 2008                      2.00:1
     March 2009                         2.25:1
     June 2009                          2.25:1
     September 2009                     2.25:1
     December 2009                      2.50:1
     March 2010                         2.75:1
     June 2010                          2.75:1
     September 2010                     3.00:1
     December 2010                      3.00:1

         (b) Minimum EBITDA. TAG will not permit EBITDA for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amounts set forth below; provided, however, that EBITDA shall be calculated based on financial information for only those Fiscal Quarters during which this Agreement was in effect, such that (i) EBITDA for the Fiscal Quarter ending on the last day of June 2006 shall be calculated with respect to the three consecutive month period ending on the last day of such Fiscal Quarter only, (ii) EBITDA for the Fiscal Quarter ending on the last day of September 2006 shall be calculated with respect to the six consecutive month period ending on the last day of such Fiscal Quarter only and (iii) EBITDA for the Fiscal Quarter ending on the last day of December 2006 shall be calculated with respect to the nine consecutive month period ending on the last day of such Fiscal Quarter only:

     FISCAL QUARTER ENDING                  EBITDA
     ---------------------                  ------
     June 2006                            $3,700,000
     September 2006                       $7,800,000
     December 2006                        $12,000,000
     March 2007                           $15,000,000
     June 2007                            $15,500,000
     September 2007                       $16,000,000
     December 2007                        $17,000,000
     March 2008                           $17,500,000

     FISCAL QUARTER ENDING                  EBITDA
     ---------------------                  ------
     June 2008                            $18,200,000
     September 2008                       $18,700,000
     December 2008                        $19,400,000
     March 2009                           $19,900,000
     June 2009                            $20,500,000
     September 2009                       $21,000,000
     December 2009                        $21,500,000
     March 2010                           $22,000,000
     June 2010                            $22,500,000
     September 2010                       $23,000,000
     December 2010                        $23,500,000

              Section 6.2.6 CAPITAL EXPENDITURES. The Borrowers will not, and will not permit any Subsidiary to make or commit to make any Consolidated Capital Expenditures, except the Borrowers and their Subsidiaries may make Consolidated Capital Expenditures during each Fiscal Year in an aggregate amount not to exceed $1,000,000; provided, however, that in the event that the Borrowers and their Subsidiaries make or commit to make Consolidated Capital Expenditures in an amount less than the amount set forth below for any Fiscal Year, then the Borrowers and their Subsidiaries shall be entitled to carry over to the immediately succeeding Fiscal Year an amount equal to the lesser of (a) the difference between the permitted Consolidated Capital Expenditures for such preceding Fiscal Year and the amount actually expended or committed to be expended in such preceding Fiscal Year or (b) $400,000.

              Section 6.2.7 LEASE OBLIGATIONS. Except for (a) leases in existence on the Closing Date and described in Schedule 5.13 ("Existing Leases"), (b) any lease of real property entered into by any Credit Party or any Subsidiary thereof after the Closing Date in the ordinary course of business and on fair and reasonable terms and (c) any capital lease (provided that the Capitalized Lease Liabilities incurred thereunder are permitted under Section 6.2.3(g)), none of the Credit Parties will, nor will they permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any lease or agreement to lease having a term of one year or more.

              Section 6.2.8 INVESTMENTS. None of the Credit Parties will, nor will they permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

         (a) Cash Equivalent Investments, provided, that any such Investments are held at a bank or other financial institution that enters into an Account Control Agreement with the Collateral Agent for the benefit of the Lenders or the Collateral Agent is otherwise satisfied that it (or, in the case of a Cash Equivalent Investments consisting of Revolver Priority Collateral, an agent for the Collateral Agent and the Revolver Agent pursuant to the Intercreditor Agreement) has a perfected first priority security interest in such Cash Equivalent Investments;

         (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

         (c) accounts receivable arising in the ordinary course of business;

         (d) Investments consisting of Deposit Accounts of the Borrowers and their Subsidiaries maintained with banks in the ordinary course of business, provided, that any such Investments are held at a bank or other financial institution that enters into an Account Control Agreement or the Collateral Agent is otherwise satisfied that it (or, in the case of a Deposit Account consisting of Revolver Priority Collateral, an agent for the Collateral Agent and the Revolver Priority Collateral Agent pursuant to the Intercreditor Agreement) has a perfected first priority security interest in such Deposit Accounts;

         (e) Investments in Subsidiaries made or existing on the Closing Date and described on Schedule 5.23; and

         (f) Investments not to exceed $1,000,000 in the aggregate or $250,000 per Subsidiary in connection with the formation or acquisition of Subsidiaries permitted under Section 6.2.11(b).

              Section 6.2.9 RESTRICTED PAYMENTS, ETC.

         (a) TAG shall not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding) of TAG or on any warrants, options or other rights in respect of any class of Stock (now or hereafter outstanding) of TAG or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding) of TAG or any Affiliate of TAG or any rights, options or warrants to subscribe for or purchase any shares of any class of Stock of TAG or any Affiliate of TAG or make any deposit for any of the foregoing, except as required by the Guggenheim Warrant Purchase Agreement, or the warrants issued thereunder.

         (b) TAG shall not and shall not cause or permit any of its Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) declare or pay any dividend or other distribution on any of such Subsidiary's Stock owned by another Credit Party; (ii) pay any Indebtedness owed to any Credit Party; (iii) make loans or advances to a Credit Party; or (iv) transfer any of its property or assets to a Credit Party. The foregoing provisions of this Section 6.2.9(b) shall not apply to (i) any encumbrance or restriction existing under or by reason of (A) this Agreement and the other Loan Documents, (B) restrictions imposed by any holder of a Lien permitted under Section 6.2.4 on the transferability of any assets and proceeds subject to such Lien and (C) provisions restricting subletting or assignment under or transfer of any lease governing a leasehold interest or lease of personal property or contract entered into in the ordinary course of business and in accordance with this Agreement.

              Section 6.2.10 TAKE OR PAY CONTRACTS; SALE/LEASEBACKS.

         (a) None of the Borrowers shall, nor shall they cause or permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrowers or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it; and

         (b) None of the Borrowers shall, nor shall they cause or permit any Subsidiary to enter into any arrangement with any Person providing for the leasing by such Borrower or one or more Subsidiaries of any property or assets, which property or assets have been or are to be sold or transferred by such Borrower or such Subsidiary to such Person.

              Section 6.2.11 CONSOLIDATION, MERGER, SUBSIDIARIES, ETC.

         (a) None of the Borrowers shall, nor shall they cause or permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the stock or assets of any Person (or of any division or business unit thereof) or otherwise make or agree to make other acquisition; other than mergers, consolidations or acquisitions that are funded in accordance with
Section 6.2.3(d); provided, however, that any Credit Party other than TAG may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Credit Party (so long as TAG or such other Credit Party is the surviving corporation); and provided, further, that any Credit Party shall be permitted to liquidate any Inactive Subsidiary so long as prior to such liquidation all assets of the entity to be liquidated shall have been transferred to another Credit Party and evidence satisfactory to the Administrative Agent that such transfer has occurred shall have been delivered to the Administrative Agent.

         (b) None of the Borrowers shall, nor shall they cause or permit any Subsidiary to, create any Subsidiary or transfer any assets to any Subsidiary that is not a Guarantor; provided, however, that the Borrowers may form or acquire non-U.S. Subsidiaries for the purpose of meeting the requirements of local law (or of an Account Debtor or potential Account Debtor with respect to a material Account) in obtaining contracts with its foreign Account Debtors, so long as (i) any such Subsidiary becomes a party to this Agreement, the Security Agreement and the Pledge Agreement, (ii) the Credit Parties' investment in such Subsidiary does not exceed the amount permitted under Section 6.2.8(f), and
(iii) the Borrower and such non-U.S. Subsidiary enter into such other agreements and provide such other certificates, opinions and information as the Collateral Agent may reasonably request from time to time with respect thereto.

              Section 6.2.12 ASSET DISPOSITIONS, ETC. None of the Borrowers shall, nor shall they cause or permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless (a) such disposition constitutes a disposition of assets that are not necessary in the conduct of the business of the Borrowers and their Subsidiaries, (b) such disposition constitutes the sale of Inventory in the ordinary course of business, (c) the disposition is made pursuant to the Factoring Agreement or (d) the disposition is in the ordinary course of business and the net book value of the asset to be disposed, together with the net book value of all other assets disposed by the Borrowers and their Subsidiaries pursuant to this Section 6.2.12 during the term of this Agreement, does not exceed $2,000,000 in the aggregate; provided, however, that this Section
     6.2.12 shall not apply to a disposition of the Mississippi Properties.

              Section 6.2.13 MODIFICATION OF ORGANIC DOCUMENTS, ETC. Each of the Credit Parties agrees that it shall not, and it shall not permit any of its Subsidiaries to, amend, supplement or modify, or consent to any amendment, supplement or other modification of, any of the terms or provisions contained in, or applicable to, the certificate of incorporation, the by-laws, operating agreement or similar organic document of any Credit Parity of such Borrower in a manner adverse to the Lenders, in the sole judgment of the Administrative Agent, without the consent of the Required Lenders.

              Section 6.2.14 TRANSACTIONS WITH AFFILIATES. None of the Borrowers shall, nor shall they cause or permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions entered into in the ordinary course of business, on an arm's-length basis and on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate. In addition, any Credit Party may make advances, loans or extensions of credit to Credit Parties in the ordinary course of each such Credit Party's business as presently conducted; provided, that the aggregate amount owing from any such Credit Party shall at no time exceed the amounts outstanding as of the date hereof.

              Section 6.2.15 INCONSISTENT AGREEMENTS. The Borrowers shall not and shall not cause or permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by any Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

              Section 6.2.16 CHANGE IN ACCOUNTING METHOD. The Borrowers shall not, and shall not cause or permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

              Section 6.2.17 CHANGE IN FISCAL YEAR END. The Borrowers shall not change their Fiscal Year from a year ending December 31 without the Required Lenders' prior written consent.

              Section 6.2.18 COMPLIANCE WITH ERISA. The Borrowers shall not, and shall not cause or permit any Credit Party or ERISA Affiliate of a Credit Party to take or fail to take any action with respect to a Plan, including establishing, amending, or terminating or withdrawing from any Plan, engaging in any prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 or ERISA), or causing any occurrence of any ERISA Event, or permitting to exist any accumulated funding deficiency (as defined in Section 412 of the IRC or Section 302 of ERISA), or engaging or failing to engage in any other activity which could result in any liabilities under the IRC, ERISA, or any other Applicable Law which individually or in the aggregate could result in a Material Adverse Change, without first obtaining the Required Lenders' written approval.

              Section 6.2.19 AMENDMENTS TO CERTAIN AGREEMENTS. The Borrowers shall not, and shall not cause or permit any Credit Party to, amend, restate, or otherwise modify the agreements listed on Schedule 5.20(a) ("Material Contracts") which the Borrowers may modify and may allow to be modified in the ordinary course of its business or the business of the applicable Credit Party in a manner that could result in a Material Adverse Change.

              Section 6.2.20 MODIFICATION OF FACTORING AGREEMENT DOCUMENTS OR REVOLVER LOAN DOCUMENTS. The Borrowers shall not directly or indirectly amend or modify, or consent to any amendment or modification of, any of the terms of the Factoring Agreement Documents or Revolver Credit Agreement in a manner adverse to the Lenders, in the sole judgment of the Administrative Agent, without the consent of the Required Lenders.

              Section 6.2.21 HEDGING AGREEMENTS. Each of the Credit Parties agrees that it shall not, and shall not permit its Subsidiaries to, enter into any Hedging Agreement, other than any Hedging Agreement that is entered into to hedge its interest rate or foreign currency exposure in connection with its assets and liabilities or any Indebtedness.

                                   ARTICLE 7
                                EVENTS OF DEFAULT

         Section 7.1 EVENTS OF DEFAULT. The term "Event of Default" shall mean any of the events set forth in this Section 7.1.


              Section 7.1.1 NON-PAYMENT OF OBLIGATIONS. Any Borrower shall default:

         (a) in the payment or prepayment when due of the principal of any Loan, the payment when due of the interest payable in respect of any Loan or the payment when due of the fees provided for under Section 3.5; or

         (b) in the payment when due of any other amounts or Obligations and such default shall continue unremedied for a period of three (3) days.

              Section 7.1.2 NON-PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the due performance and observance of any of its obligations under Section 6.1 (other than Sections 6.1.14 and 6.1.16) and such default shall continue unremedied for a period of ten (10) days, or shall default in the due performance or observation of any of its obligations under Section 6.2 or Sections 6.1.14 and 6.1.16.

              Section 7.1.3 DEFAULTS UNDER OTHER LOAN DOCUMENTS; NON-PERFORMANCE OF OTHER OBLIGATIONS. Any "Event of Default" shall occur under the other Loan Documents; or any Credit Party shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document which the Collateral Agent determines is of a type that can be cured and such default shall continue unremedied for a period of twenty (20) days; provided, that for any default in the due performance and observance of Section. 6.1.3 or 6.1.10, such

     20 day period shall commence on the earlier of the day on which any Credit Party has actual knowledge of, or receives notice of, such default.

              Section 7.1.4 BANKRUPTCY, INSOLVENCY, ETC. Any Credit Party shall:

         (a) commence or consent to the entry of an order for relief or effectiveness of any bankruptcy or insolvency proceeding or become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

         (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any Credit Party or any property of any thereof, or make a general assignment for the benefit of creditors;

         (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Credit Party or for a substantial part of the property of any thereof or have a writ, distress warrant, attachment on seizure of any substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

         (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Credit Party, and, if such case or proceeding is not commenced by a Credit Party, such case or proceeding shall be consented to or acquiesced in by any Credit Party or shall result in the entry of an order for relief or shall remain for thirty (30) days undismissed; or

         (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

              Section 7.1.5 BREACH OF WARRANTY. Any representation or warranty of any Credit Party hereunder or in any other Loan Document or in any other writing furnished by or on behalf of any Credit Party to an Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

              Section 7.1.6 DEFAULT ON OTHER INDEBTEDNESS, ETC. (a) Any Indebtedness of any Credit Party in an aggregate principal amount exceeding $250,000 (i) shall be declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) shall not be paid as and when the same becomes due and payable (including any applicable grace period); or
     (b) there shall occur and be continuing any event which constitutes an event of default or similar event (however expressed) relating to any Indebtedness of any Credit Party in an aggregate principal amount exceeding $500,000 the effect of which is to permit the holder or holders of such Indebtedness, or a trustee, collateral agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity.

              Section 7.1.7 FAILURE OF LOAN DOCUMENTS; FAILURE OF VALID, PERFECTED LIEN. Any Loan Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien in the Collateral, and all proceeds thereof, having the priority required thereby and securing the Obligations, except to the extent any failure to be perfected arises as a result of the Collateral Agent failing to file continuation statements under the Uniform Commercial Code or inadvertently filing termination statements under the Uniform Commercial Code.

              Section 7.1.8 EMPLOYEE PLANS. Any of the following events shall occur: (i) with respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which could reasonably be expected to result in direct or indirect material liability to any Credit Party; (ii) with respect to any Plan subject to Title IV of ERISA, the filing of a notice to voluntarily terminate any such Plan in a distress termination; (iii) with respect to any Multiemployer Plan, any Credit Party or any ERISA Affiliate shall incur any Withdrawal Liability; (iv) with respect to any Pension Plan subject to Section 412 of the IRC or Section 302 of ERISA, any Credit Party or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS; or (v) with respect to any Plan subject to Title IV of ERISA or Multiemployer Plan which has an ERISA Event not described in clauses (i) through (iv) above, there is a reasonable likelihood for termination of any such plan by the PBGC; provided, however, that the events listed in clauses
     (i) through (v) above shall constitute Events of Default only if the liability, deficiency or waiver request of any Credit Party or any ERISA Affiliate, whether or not assessed, exceeds $250,000 in any case set forth in (i) through (v) above, or exceeds $250,000 in the aggregate for all such cases.

              Section 7.1.9 JUDGMENTS. A final judgment, against any of the Credit Parties which, with other such outstanding final judgments against any of the Credit Parties (in each case to the extent not covered by insurance), exceeds an aggregate of $500,000, shall be entered against any Credit Party and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

              Section 7.1.10 LOSS OF PERMITS, ETC. The expiration, loss, termination, cancellation, revocation, forfeiture, suspension, diminution, impairment of or failure to renew any Intellectual Property, right, permit, license or approval, which could result in a Material Adverse Change; or the entry of any order of a court enjoining, restraining or otherwise preventing any Credit Party from conducting all or any material part of its business affairs; or the cessation of business or dissolution of any Credit Party.

         Section 7.2 ACTION IF BANKRUPTCY. If any Event of Default described in
Section 7.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations automatically shall be and become immediately due and payable, without notice or demand, and either Agent may exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any combination.

         Section 7.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in Section 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and upon the written direction of the Required Lenders shall, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party: (i) terminate the obligation of the Lenders to make any Loans, (ii) declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be forthwith due and payable, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, or (iii) enforce, or direct the Collateral Agent to enforce, any or all of the Liens and security interests created pursuant to the Security Documents, and the Collateral Agent may exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any combination.

         Section 7.4 WAIVERS. Except as otherwise provided for in this Agreement and Applicable Law, the Credit Parties waive (i) presentment, demand and protest and notice of presentment or dishonor notice of intent to accelerate and notice of acceleration, (ii) all rights to notice and a hearing prior to the Lenders' taking possession or control of, or to the Lenders' replevy, attachment or levy upon, any collateral securing the Obligations or any bond or security which might be required by any court prior to allowing such Lenders to exercise any of their remedies, (iii) the benefit of all valuation, appraisal and exemption laws and (iv) all rights of set-off against any Lender as it applies to the payment of the Obligations. The Borrowers acknowledge that they has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

         Section 7.5 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender, with the prior consent of the Administrative Agent and subject to the provisions of Article 8 of this Agreement, may at any time and from time to time, to the fullest extent permitted by Applicable Law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Credit Party against any and all of the Obligations now or hereafter existing under this Agreement, the other Loan Documents and the Loans held by Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Loan and although such obligations may be unmatured, and each Credit Party hereby grants to each Lender, as security for such Obligations, a continuing security interest in any and all balances, credits, deposits, accounts or moneys of such Credit Party then or thereafter maintained with such Lender. Each Lender agrees promptly to notify the affected Credit Parties after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this
Section 7.5 are in addition to other rights and remedies (including other rights of set-off) which the Lenders may have.

                                   ARTICLE 8
                GUARANTY OF OBLIGATIONS OF SUBSIDIARY GUARANTORS.

         Section 8.1 GUARANTY. In order to induce the Agent and the Lenders to enter into this Agreement and to make available the Loans hereunder, and in recognition of the direct and indirect benefits to be received by each Guarantor from the proceeds of the Loans, subject to Section 8.15, each Guarantor hereby agrees as follows: Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, and the performance, of any and all of the Obligations of all other Credit Parties (such Obligations, collectively, the "Guaranteed Obligations"). If any or all of the Obligations becomes or is deemed to become due and payable hereunder, each Guarantor irrevocably and unconditionally promises to pay such Obligations to the Administrative Agent, for the benefit of the Lenders.

         Section 8.2 NATURE OF LIABILITY. Each Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and the liability of each Guarantor shall not be affected by, nor shall this Guaranty be discharged or reduced by reason of:

         (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party are or may become a party;

         (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by the Administrative Agent, the Collateral Agent and/or Lenders with respect to any of the provisions thereof;

         (c) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other Person as to the Obligations, or any payment on or in reduction of any such other guaranty or undertaking;

         (d) the incapacity or any change in the name, style or constitution of any Credit Party or any other Person;

         (e) any dissolution, termination or increase, decrease or change in personnel by any Borrower or any other Credit Party;

         (f) any Agent or Lender granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Credit Party or any other Person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Credit Party or any other Person;

         (g) the existence, value or condition of, or failure to perfect any Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by any Agent or Lender in respect thereof (including the release of any such security);

         (h) the insolvency of any Credit Party, or any payment made to any Agent or Lender on the Obligations which any such Agent or Lender repays to a Credit Party or other Person pursuant to a court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding;

         (i) any act or omission which would not have discharged or affected the liability of a Guarantor had it been a principal debtor instead of a Guarantor or by anything done or omitted which but for this provision might operate to exonerate or discharge a Guarantor or other Credit Party; or

         (j) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

         Section 8.3 INDEPENDENT OBLIGATION.

         (a) The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against any other Guarantor, any other party or any Borrower and whether or not any other Guarantor, any other party or any Borrower be joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Credit Party or other circumstance which operates to toll any statute of limitations as to such Credit Party shall operate to toll the statute of limitations as to each Guarantor.

         (b) Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to any Agent that is inconsistent with the preceding paragraph shall be null and void and may be ignored by the Agents and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agents and Lenders have specifically agreed otherwise in writing. It is agreed among each Guarantor, the Agents and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, the Agents and Lenders would decline to enter into this Agreement.

         Section 8.4 DEMAND BY THE ADMINISTRATIVE AGENT OR LENDERS. In addition to the terms of the Guaranty set forth in Section 8.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under this Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed

Obligations due and owing to such holders. Payment by Guarantors shall be made to the Administrative Agent in immediately available funds to an account designated by the Administrative Agent or at the address set forth herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent, and shall be credited and applied to the Guaranteed Obligations.

         Section 8.5 ENFORCEMENT OF GUARANTY. In no event shall the Administrative Agent, the Collateral Agent or any Lender have any obligation (although the Collateral Agent is entitled, at its option) to proceed against any Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and the Collateral Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Collateral Agent's rights hereunder, to exercise any right or remedy it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

         Section 8.6 WAIVER. In addition to the waivers contained in Section 8.3 and Section 8.5 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by the Administrative Agent, the Collateral Agent or Lenders of, the Guaranty. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower's financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of the Guaranty. Guarantors represent, warrant and jointly and severally agree that, as of the date of this Agreement, their obligations under the Guaranty are not subject to any offsets or defenses against the Administrative Agent, the Collateral Agent or Lenders or any Credit Party of any kind. Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Administrative Agent, the Collateral Agent or any Lender or against any Credit Party of any kind which may arise in the future.

         Section 8.7 BENEFIT OF GUARANTY. The provisions of the Guaranty are for the benefit of the Agents and Lenders and their respective permitted successors, permitted transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and the Agents or Lenders, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent, the Collateral Agent or any Lender to any Person or Persons in manner permitted by this Agreement, any reference to "the Administrative Agent", the "Collateral Agent", or "Lender" herein shall be deemed to refer equally to such Person or Persons to whom such Guaranteed Obligations were so transferred, endorsed or assigned.

         Section 8.8 MODIFICATION OF GUARANTEED OBLIGATIONS, ETC. Each Guarantor hereby acknowledges and agrees that either Agent, the Required Lenders or any Lender may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

         (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

         (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

         (c) amend or modify, in any manner whatsoever, the Loan Documents;

         (d) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

         (e) take and hold Collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent, the Collateral Agent or any Lender has been granted a Lien, to secure any Obligations;

         (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or any Credit Party to any Agent or any Lender;

         (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of the Agents and Lenders;

         (h) apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Credit Party to any Agent or any Lender in such manner as the Administrative Agent, the Collateral Agent or any Lender shall determine in its discretion; and/or

         (i) none of the Administrative Agent, the Collateral Agent or any Lender shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors or any of them under the Guaranty.

         Section 8.9 REINSTATEMENT.

         (a) The Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or any Guarantor for liquidation or reorganization, should any Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party's or such Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         (b) If claim is ever made upon any Agent or Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including any Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation of Guaranty or other instrument evidencing any liability of any Borrower or any termination of this Agreement, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Section 8.10 WAIVER OF SUBROGATION, ETC. Notwithstanding anything to the contrary in the Guaranty, or in any other Loan Document, each Guarantor hereby:

         (a) until the Obligations are paid in full, expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor's execution, delivery and/or performance of this Agreement, or any other documents to which such Guarantor is a party or otherwise; and

         (b) acknowledges and agrees (i) that this waiver is intended to benefit the Agents and Lenders and shall not limit or otherwise effect any Guarantor's liability hereunder or the enforceability of the Guaranty, and (ii) that the Agents, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 8.10 and their rights under this Section 8.10 shall survive payment in full of the Guaranteed Obligations.

         Section 8.11 ELECTION OF REMEDIES. If any Agent or Lender may, under applicable law, proceed to realize benefits under any of the Loan Documents granting a Lien upon any Collateral to any Agent or any Lender, either by judicial foreclosure or by non-judicial sale or enforcement, such Agent or Lender, as applicable, may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, any Agent or Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantors hereby consent to such action by any Agent or Lender and waive any claim based upon such action, even if such action by an Agent or Lender results in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by any Agent or Lender. Any election of remedies that results in the denial or impairment of the right of any Agent or Lender to seek a deficiency judgment against any Credit Party shall not impair each Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event the Collateral Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, the Collateral Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by the Agents or Lenders but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under the Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agents and Lenders might otherwise be entitled but for such bidding at any such sale.

         Section 8.12 FUNDS TRANSFERS. If any Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of this Agreement (including any issuance or sale of such Guarantor's Capital Stock or any sale of its assets), such Guarantor shall distribute to, or make a contribution to the capital of, such Borrower an amount equal to the mandatory prepayment required under the terms of this Agreement.

         Section 8.13 FURTHER ASSURANCES. Each Guarantor agrees, upon the written request of the Administrative Agent or the Collateral Agent, to execute and deliver to the Agents, from time to time, any additional instruments or documents reasonably considered necessary by the Agents to cause the Guaranty to be, become or remain valid and effective in accordance with its terms.

         Section 8.14 PAYMENTS FREE AND CLEAR OF TAXES. Except as set forth below, all payments required to be made by each Guarantor hereunder shall be made to the Agents and Lenders free and clear of, and without deduction for, any and all present and future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.14) the Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions, and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Notwithstanding the foregoing, no Guarantor should be required to pay any such additional amounts to an Agent or a Lender with respect to any Taxes in respect of which the Borrowers would not be required to pay any additional amounts pursuant to Section 3.6 if such Taxes were withheld or deducted by the

Borrowers and the payment had been made by the Borrowers instead of the Guarantor. Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. Except as set forth below, each Guarantor shall jointly and severally indemnify and, within ten (10) days of receipt of written demand therefor, pay each Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 8.14) paid by such Agent or such Lender, as appropriate, with respect to any payment by or on account of any obligation of a Guarantor hereunder and any penalties, interest and reasonable out-of-pocket expense) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Notwithstanding the foregoing, no Guarantor shall be required to indemnify a Lender or an Agent with respect to any Taxes in respect of which the Borrowers would not be required to indemnify the Lender or the Agent pursuant to Section 3.6(c) if the payment had been made by the Borrowers and such Taxes arose with respect to any payment by or on account of any obligation of the Borrowers.

         Section 8.15 GUARANTY SUBJECT TO STATE MINIMUM NET WORTH REQUIREMENTS. The Guaranteed Obligations of each Guarantor pursuant to this Article 8 shall be limited such that no Guaranty shall cause any Guarantor to be in violation of any state minimum net worth requirements; provided, that the aggregate amount by which the Guaranteed Obligations are reduced pursuant to this Section 8.15 shall not exceed $500,000.

                                   ARTICLE 9
                                   THE AGENTS

         Section 9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Guggenheim Corporate Funding, LLC as Administrative Agent of such Lender and as Collateral Agent of the Lenders pursuant to this Agreement and the other Loan Documents, to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes, and each holder of any Loan by the acceptance of such Loan shall be deemed to irrevocably authorize the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and perform such duties as are specifically delegated to or required of the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents agrees to act as such upon the express conditions contained in this Article 9. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities except for those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The provisions of this Article 9 (except for Sections 9.6, 9.9(b) and 9.9(c)) are solely for the benefit of the Agents and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders, and the Collateral Agent shall act solely as the Agent of the Lenders, and no Agent assumes or shall be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party. The duties of the Agents hereunder shall be mechanical and administrative in nature.

         Section 9.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 9.3 ACTIONS. If any Agent shall request instructions from the Required Lenders or all Lenders affected thereby with respect to any act or action (including failure to act) in connection with this Agreement, then that Agent shall be entitled to refrain from such act or taking such action unless and until that Agent shall have received instructions from the Required Lenders or all Lenders affected thereby, as the case may be, and that Agent shall not incur liability to any Person by reason of so refraining. Each Agent shall be fully justified in failing or refusing to take any action hereunder (a) if such action would, in the opinion of the Agent, be contrary to law or the terms of this Agreement, (b) if such action would, in the opinion of the Agent, expose the Agent to any liability or (c) if the Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to exercise all remedies given to the Collateral Agent with respect to the Collateral under the Loan Documents, Applicable Law or otherwise.

         Section 9.4 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person in its capacity as an Agent under or in connection with this Agreement or the other Loan Documents (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any of their respective officers contained in this Agreement or the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Credit Party or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the Collateral or other properties, the books or records of any Credit Party (except to the extent expressly requested to do so by the Required Lenders). No Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Lenders or by or on behalf of any Credit Party to any Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default. Without limitation of the generality of the foregoing, each
Agent: (i) may treat the payee of any Loan as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document, or any other instrument or document furnished pursuant hereto or thereto and (iv) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 9.5 LENDER CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such financial statements and other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of the Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

         Section 9.6 SUCCESSOR AGENT. Any Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to the Lenders and TAG. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of the Lenders, as the case may be, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing by the thirtieth (30th) day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above. If no Event of Default shall then exist, any successor Agent appointed by the Agent or the Required Lenders shall be subject to the prior approval of TAG, such approval not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.

Upon the earlier of the acceptance of any appointment as the Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

         Section 9.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent the Agent is not reimbursed by the Credit Parties and without limiting the obligations of any Credit Party hereunder or under any of the other Loan Documents), ratably on a pro rata basis based on the relative amount of Loans held by each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any action taken or omitted by the Agent in connection therewith; provided, however, that no Lender shall be liable to the extent it is finally judicially determined that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arose primarily from the Agent's gross negligence or willful misconduct.

         Section 9.8 AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each Agent, its Affiliates and funds managed by it or its Affiliates may make loans to, accept deposits from, make investments in, enter into any consulting arrangement with, and generally engage in any kind of business with, any Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         Section 9.9 COLLATERAL MATTERS.

         (a) Each Lender authorizes and directs the Collateral Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Obligations by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to this Agreement and the Loan Documents.

         (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon satisfaction of the Obligations at any time arising under or in respect of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (other than those arising from indemnities for which no claim has been made), (ii) constituting property

                                      -82
being sold or disposed of (to Persons other than any Credit Party) upon the sale thereof in compliance with, or as otherwise permitted in connection with a transaction permitted under Section 6.2.11 or 6.2.12, or (iii) if approved, authorized or ratified in writing by the Required Lenders (or all Lenders, if such release is required to be approved by all of the Lenders hereunder). Upon request at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 9.9.

         (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders, as applicable, and upon at least five (5) Business Days' (or such shorter period as is reasonably acceptable to the Collateral Agent) prior written request by the Borrower Representative, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's reasonable opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party in respect of) all interests retained by any Credit Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the costs and expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

         (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.9 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its reasonable discretion, and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1 WAIVERS, AMENDMENTS, ETC.

         (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Borrowers and the Required Lenders or (y) in the case of a waiver of any obligation of any Credit Party or of compliance by any Credit Party with any prohibition contained in this Agreement or any other Loan Document, is consented to by the Required Lenders; provided, however, that no such amendment, modification or waiver:

              (i) which would change the aggregate unpaid principal amount of any Loan, or the number of holders thereof, which shall be required for such holders or any of them to take any action hereunder shall be effective unless consented to by each Lender;

              (ii) which would modify this Section 10.1, change the definition of "Required Lenders," increase any Commitment, change Term Loan Percentage for any Lender, release or discharge any Credit Party from its obligation to make payments in respect of Obligations, reduce any fees payable to the Lenders hereunder, extend the Maturity Date of the Loans or subject any Lender to any additional obligations shall be made without the consent of each Lender;

              (iii) which would subject any Lender to any additional obligations shall be made without the consent of each Lender;

              (iv) which would extend the due date for, or increase or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or increase or reduce the principal amount of or rate of interest on any Loan), shall be made without the consent of each Lender affected thereby; or

              (v) which would affect adversely the interests, rights, compensation or obligations of an Agent shall be made without the consent of each Agent affected thereby.

         (b) No failure or delay on the part of any Agent, any Lender or any holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Credit Party in any case shall entitle it or any other Credit Party to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender or any holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         (c) Neither any Lender nor any Agent shall be under any obligation to marshal any assets in favor of any Borrower or any other Credit Party or other Person against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrowers make a payment or payments to an Agent or the Lenders, or the Collateral Agent or the Lenders enforces the security interests or exercise rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 10.2 NOTICES. Except as may otherwise be expressly provided elsewhere in this Agreement, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, or by reputable overnight courier, addressed to the respective party hereto at the address indicated for such party on Schedule A and Schedule B; provided, however, any party may substitute such other address by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, three Business Days after the same shall have been deposited with the United States mail, or one Business Day after the same shall have been deposited with a reputable overnight courier. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         Section 10.3 Costs and Expenses. The Borrowers agree to pay all reasonable out-of-pocket costs, fees and expenses of each of the Lenders and the Agents in connection with the preparation of the Loan Documents and the transactions contemplated thereby, including all reasonable legal fees and expenses of Sullivan & Cromwell LLP, counsel to the Agents, and any other local or regulatory counsel. If, at any time or times, regardless of the existence of Default or Event of Default, an Agent or the Required Lenders or, in the case of clauses (b), (c), (d), (e) or (f) below, any Agent or Lender, shall employ counsel or other advisors for advice or other representation or shall incur reasonable out-of-pocket legal or other reasonable out-of-pocket costs and expenses in connection with:

         (a) any amendment, assignment, restatement, supplement, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

         (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by such Agent or Lender, any Credit Party or any other Person) in any way relating to any of the Loan Documents or any other agreements to be executed or delivered in connection herewith (but excluding litigation or other actions among the Lenders and the Agents themselves and also excluding matters adjudicated by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lenders or any Agent);

         (c) any attempt to enforce any rights of such Person against any Credit Party or any other Person (except a Lender or any Agent), that may be obligated to such Lender or Agent by virtue of any of the Loan Documents;

         (d) the funding and any initial syndication of the Loans;

         (e) any creation, perfection or protection of any Liens in any way relating to any of the Loan Documents (including all search, filing and recording fees); or

         (f) any refinancing or restructuring of the Loans in the nature of a work-out or any insolvency or bankruptcy proceeding;

then, and in any such event, the reasonable attorneys' and other parties' fees arising from such services, including those of any appellate or regulatory proceedings, and all other reasonable out-of-pocket expenses, costs, charges and other fees of such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 10.3 shall be payable, on demand, by the Borrowers to such Agent or Lender and shall be additional Obligations under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable paralegal fees, costs and expenses; reasonable accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. The Borrowers also agree to pay and hold the Agents and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and all title insurance premiums, surveyors costs and valuation fees. The Collateral Agent will provide copies of statements and invoices with respect to such fees and expenses other than taxes upon request by the Borrowers from time to time.

         Section 10.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Agents and each Lender and the extension of the Loans, each Borrower hereby agrees to indemnify, exonerate and hold free and harmless each Lender, each Agent, their respective Affiliates and managed funds, their respective successors and assigns, and each of their respective officers, directors, employees, partners and attorneys (collectively, the "Lender Parties") from and against any losses, liabilities, obligations, damages, penalties, actions, proceedings, judgments, suits, claims, reasonable costs, fees, expenses governed by Section 3.5 and disbursements (including attorneys' fees and disbursements) of any kind, other than taxes that are governed by
Section 3.6, ("Losses") which may be imposed upon, incurred by or asserted against such Lender or other Lender Party or any of them as a result of, or arising out of, or relating to: (a) the entering into and performance of this Agreement and any other Loan Document by any Agent or and Lender (other than the breach by such Person of this Agreement); (b) the use of any of the proceeds of any Loan by any Borrower for any purpose; (c) any information furnished by any Credit Party in connection with the syndication of this Agreement; (d) the making of any claim by any investment banking firm, broker or third party in each case claiming through any Credit Party or any of its respective Subsidiaries or as a result of their relationship to such parties that it is entitled to compensation from any Agent or any Lender in connection with this Agreement; (e) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by any Credit Party or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of any Credit Party and its Subsidiaries, or their predecessors in interest or any other Person; (f) any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by any Credit Party or any Subsidiary in the past, present, or future; (g) any Environmental Liabilities and Costs related to the past, present, or future operations of any Credit Party or any Subsidiaries; (h) any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by any Credit Party or any Subsidiary in the past, present, or future; (i) any alleged violations of any Environmental Law related to the past, present, or future operations of any Credit Party or any Subsidiaries; (j) the performance of any remedial action that is related to any property owned, used, operated, or leased by any Credit Party or any Subsidiaries in the past, present, or future;
(k) the performance of any remedial action that is related to the past, present, or future operations of any Credit Party or any Subsidiaries; (l) the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs; (m) the breach in any material respect by any Credit Party of any representation or warranty set forth in this Agreement or any Loan Document; (n) the failure of any Credit Party to comply in any material respect with any term, condition, or covenant set forth in this Agreement or any Loan Document; (o) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Agent or any Lender (or any of their respective officers, directors, partners, employees or Collateral Agents) is a party thereto; or (p) relating to an Agent's or Lender's other Lender Party's duties or obligations under any Loan Document or otherwise relating to or arising out of the transactions contemplated hereby and by the other Loan Documents; IN EACH CASE, INCLUDING SUCH LOSSES AS MAY BE INCURRED AS A DIRECT RESULT OF LENDER'S, AGENT'S OR OTHER INDEMNIFIED PERSON'S OWN NEGLIGENCE; provided, however, that no Credit Party shall be liable for such indemnification to such indemnified Person to the extent that any such Losses result from such indemnified Person's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Credit Party hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under Applicable Law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Collateral Agent.

         Section 10.5 SURVIVAL. The obligations of the Borrowers under Sections 3.5.2, 3.6, 10.3, 10.4 and 10.13, and the guaranty thereof by the Guarantors, in each case survive any termination of this Agreement and the payment in full of principal, interest and other amounts payable hereunder and under the Notes and the other Loan Documents. The representations and warranties made by the Credit Parties in this Agreement, the Notes and in each other Loan

Document shall survive the execution and delivery of this Agreement, the Notes and each such other Loan Document.

         Section 10.6 SEVERABILITY. Any provision of this Agreement, the Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.7 HEADINGS. The various headings of this Agreement, the Notes and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

         Section 10.8 COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         Section 10.9 GOVERNING LAW; ENTIRE AGREEMENT.

         (a) THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWERS AGREE THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE COLLATERAL AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         (c) The Borrowers hereby irrevocably designate, appoint and empower CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Credit Parties, or upon the earliest of any other date permitted by Applicable Law. The Credit Parties shall furnish the consent of CT Corporation System so to act to the agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower Representative, at its address set forth herein, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Credit Parties. The Credit Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by Applicable Law. The Credit Parties agree that they will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the agent and the Lenders thereof (and shall furnish to the agent the consent of any successor agent so to act). Nothing in this Section 10.9 shall affect the right of the agent or any Lender to bring proceedings against the Credit Parties in the courts of any other jurisdiction or to serve process in any other manner permitted by Applicable Law.

         Section 10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that none of the Credit Parties may assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         Section 10.11 SALE AND TRANSFERS, PARTICIPATIONS, ETC.

         (a) No Credit Party may sell, assign or transfer any of the Loan Documents or any portion thereof, including its rights, title, interests, remedies, powers and duties hereunder or thereunder. Each Credit Party hereby consents to any Lender's sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including such Lender's rights, title, interests, remedies, powers or duties thereunder, subject, in the case of a participation, assignment, transfer or other disposition, to the provisions of
Section 10.11(b).

         (b) Any Lender may, in its sole discretion (except as otherwise provided herein), sell, assign, transfer or negotiate to any other Person acceptable to such Lender all or a portion of its rights and obligations under the Loans held by such Lender and this Agreement (an "Assignment"); provided, however, that if such Assignment is prior to the completion of the initial syndication of the Loans, as determined by Guggenheim Corporate Funding, LLC, together with its Affiliates and managed funds (collectively, "Guggenheim") in the sole discretion of Guggenheim, then such Assignment shall be subject to Guggenheim's consent, not to be unreasonably withheld; provided, further, that acceptance of such Assignment by any Person shall constitute the agreement of such Person to be bound by the terms of this Agreement applicable to such Lender; and provided, moreover, that (A) although any Lender may grant a participation in its rights hereunder (a "Participation"), such Lender shall remain a "Lender" for all purposes hereunder and the Participant shall not constitute a "Lender" hereunder and (B) no Lender shall grant any Participation under which the Participant shall have direct or indirect rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's Participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment of Loans shall not constitute a change in the terms of such Participation, and that an increase in any Loan shall be permitted without the consent of any Participant if the Participant's Participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or other Loan Document to which it is a Party or (iii) release all or substantially all of the Collateral under the Loan Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such Participant is participating. In the case of any such Participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant's rights against such Lender in respect of such Participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such Participation. Any Person making or accepting such an Assignment shall execute and deliver to the Administrative Agent for recording an Assignment and Acceptance, substantially in the form attached hereto as Exhibit F. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it. From and after the effective date of such an Assignment, (x) the Person accepting the Assignment shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been Assigned to it pursuant to such Assignment and (y) the Lender making the Assignment shall relinquish its rights and be released from its obligations under this Agreement to the extent provided in the Assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). In the event that any Lender makes an Assignment of all or any part of any of the Loans, the Borrowers shall, upon the request of such Lender in accordance with Section 3.2, issue Notes to effectuate such Assignment. Each Assignment, other than an Assignment to a Lender or an Affiliate or fund managed thereby shall (unless the Borrowers and the Administrative Agent otherwise consents) be in an aggregate principal amount of Loans of one type not less than $1,000,000 (or, if less, the entire remaining amount of the assigning Lender's aggregate principal amount of such Loans) and no Participation, other than a Participation to a Lender or an Affiliate or fund managed thereby, of less than $1,000,000 shall be sold or otherwise transferred.

         (c) The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 10.11(c), to maintain a register (the "Register") on which it will record the names and addresses of the Lenders, the Loans made by each of the Lenders, each repayment in respect of the principal amount of the Loans of each Lender and the principal amounts owing to each Lender from time to time. The entries in the Register shall be conclusive, absent manifest error, and the Credit Parties, the Agents and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement; provided, however, that failure to make any such recordation, or any error in such recordation shall not affect the Credit Parties' obligations in respect of such Loans. Upon its receipt of an Assignment and Acceptance, the Administrative Agent shall record the relevant information contained in such Assignment and Acceptance in the Register and shall give notice of such Assignment and recordation to the Borrowers and the Lenders. Until the Borrowers receive notice of an Assignment and recordation, the Credit Parties may rely on information previously provided to it by the Administrative Agent as to the names and addresses of the Lenders. With respect to any Lender, the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor shall remain owing to the transferor. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent, the assigning or transferor Lender shall surrender any Note evidencing such Loan, and thereupon, at the request of the new Lender in accordance with
Section 3.2 hereof, one or more Notes in the same aggregate principal amount of such Loan shall be issued to the assigning or transferor Lender and the new Lender, as the case may be. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 10.11(c).

         (d) If any Lender (i) becomes a Defaulting Lender, or (ii) charges increased costs in a material amount in excess of those being generally charged by the other Lenders under Section 3.5.2 or (iii) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Loan Document that requires the approval of all of the Lenders affected thereby in accordance with the terms of Section 10.1, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent under this subclause (iii), then, if no Default or Event of Default then exists (or would exist after giving effect to such replacement), the Borrowers shall have the right, upon at least three (3) Business Days' prior written notice to replace such Lender (unless such Lender is Guggenheim) (the "Replaced Lender") with one or more other Eligible Transferee(s), none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"); provided that: (1) such replacement does not conflict with any Applicable Law, (2) if the replacement is pursuant to clause (iii), the Replacement Lender approves the proposed amendment, modification, termination, waiver or consent and (3) the Borrower's right to replace a Lender shall lapse if, prior to the replacement of such Lender the circumstances entitling the Borrowers to require such replacement cease to apply. At the time of any replacement pursuant to this Section 10.11(d), the Replacement Lender shall enter into one or more Assignment and Acceptances pursuant to Section 10.11(b) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the Replaced Lender (provided, that in the event any Replaced Lender fails to execute such Assignment and Acceptance Agreements in connection with a replacement pursuant to this Section 10.11(d), the Borrowers may, upon two (2) Business Days' prior written notice to such Replaced Lender, execute such agreements on behalf of such Replaced Lender) and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (y) all other amounts owing to such Replaced Lender on or prior to the date of replacement, and all obligations of the Borrowers then owing to the Replaced Lender (other than any prepayment premiums that would be owed to such Replaced Lender hereunder) and, until such time as such replacement shall be consummated, all additional amounts (if any) required pursuant to Section 3.4.8 shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance Agreements, the payment of amounts referred to above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 10.11(c) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have outstanding Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification and confidentiality provisions under this Agreement, which shall survive as to such Replaced Lender. Any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agents or any other Lender shall have against the Replaced Lender.

         (e) If, pursuant to this Section 10.11, any interest in this Agreement or any Loan or Note is transferred to any Person that is not a United States person (as defined in Section 7701(a)(30) of the IRC), the Person, concurrently with the effectiveness of such transfer, (i) will represent to the transferor Lender (for the benefit of the transferor Lender, the Agents and the Borrower) that, under Applicable Law, United States federal withholding taxes will be required to be withheld by the Agents, the Borrowers or the transferor Lender with respect to any payments to be made to such Person in respect of the Loans at a rate no higher than that applicable to the transferor Lender, (ii) will furnish to the transferor Lender, the Agents and the Borrower Representative two
(2) properly executed Internal Revenue Service Forms W-8 BEN, W-8 IMY (with the necessary attachments), W-8 EXP, W-8 ECI or any subsequent version thereof or successors thereto and such other documentation prescribed by applicable law (wherein such Person claims that it is subject to United States federal withholding tax on all interest payments hereunder and all fees payable hereunder at a rate no higher than that applicable to the transferor Lender), and (iii) will agree (for the benefit of the transferor Lender, the Agents and the Borrowers) to provide the transferor Lender, the Agents and the Borrower Representative new properly executed Internal Revenue Service Forms W-8 BEN, W-8 IMY (with the necessary attachments), W-8 EXP, W-8 ECI or any subsequent version thereof or successors thereto and such other documentation prescribed by applicable law upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the transferor Lender, the Agents and the Borrower Representative, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or transferor Lender, and to comply from time to time with all applicable United States laws and regulations with regard to United States federal withholding tax at a rate no higher than that applicable to the transferor Lender.

         (f) If, pursuant to this Section 10.11, any interest in this Agreement or any Loan or Note is transferred to any Person that is a United States Person (as defined in Section 7701(a)(30) of the IRC) and is not an "exempt recipient" (as such term is defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations), the Person, concurrently with the effectiveness of such transfer, will furnish to the transferor Lender, the Agents and the Borrower Representative two Internal Revenue Service Forms W-9 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by the Borrower Representative or the Administrative Agent.

         (g) Notwithstanding anything to the contrary set forth in this Section 10.11, (i) any Lender may sell to any of its Affiliates or to any funds managed by it or any of its Affiliates or by an Affiliate of its manager (in the case of a Lender that is a fund) all or any part of its rights and obligations under this Agreement and the Notes, (ii) any Lender may create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the Notes held by it) in favor of the Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board.

         Section 10.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude any Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         Section 10.13 CONFIDENTIALITY. Each of the Credit Parties, the Agents and the Lenders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrowers) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices without the prior written approval of, in the case of a Lender, the Borrowers, and in the case of a Credit Party, of the Administrative Agent (other than from its directors, trustees, employees, officers, auditors, examiners, counsel, consultants, operators or other professional advisors or Affiliates); provided, however, that this provision shall not apply to (a) information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement); (b) information which, in the reasonable judgment of the party or its counsel, is required to be disclosed by law or requested or compelled by any governmental entity or court having or claiming to have jurisdiction over the party; (c) information disclosed to a proposed syndicate member, assignees or prospective assignees of any Loans or to participants, investors, prospective participants or potential investors in any Loans, provided that any such Person shall have agreed in writing to be bound by the terms of this Section 10.13; (d) information disclosed to a legal or investment advisor or other agent of any Person described in clause (c); and (e) information disclosed to a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and the Loan Documents in connection with ratings. This Section 10.13 shall survive any termination of this Agreement. In no event shall any Lender or Agent be obligated or required to return any materials furnished to it by the Borrowers or any of their Subsidiaries.

         Section 10.14 CHANGE IN ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.4(a) hereafter occur as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that, until the parties hereto have reached a definitive agreement on such amendments the Borrowers shall not change its Fiscal Year and the Borrowers' financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Section 5.4(a).

         Section 10.15 WAIVER OF JURY TRIAL, ETC. THE AGENTS, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COLLATERAL AGENT, SUCH LENDERS OR SUCH BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

         Section 10.16 LIMITATION OF LIABILITY. Neither the Agents, the Lenders nor any Affiliate thereof or any fund managed thereby shall have any liability with respect to, and THE BORROWERS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWERS IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH.

         Section 10.17 USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by any Credit Party under any of the Loan Documents that are deemed or construed to be interest accrued or accruing on such Obligation under Applicable Law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of interest accruing on Obligations held by such Lender is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this Section 10.17) accrued at the rate otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this Section 10.17 shall again apply. In no event, shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 10.17, (a) if required by Applicable Law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by Applicable Law, the Borrower and such Lender shall
(i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 10.17 shall make a final determination that such Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by Applicable Law, promptly apply such excess, first to any interest due and outstanding under this Agreement and the other Loan Documents, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         Section 10.18 USA PATRIOT ACT. Each Agent and each Lender hereby notifies each Borrower and each other Credit Party that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it may be required to obtain, verify and record information that identifies each Borrower or any Credit Party, which information includes the name and address such Person and other information that will allow the Agent or the Lender to identify such Person in accordance with the Patriot Act, and each Borrower and each Credit Party agree to provide such information from time to time as may be requested by any Agent or Lender.

         Section 10.19 TAX TREATMENT AS AN INVESTMENT UNIT. (a) The Lenders and the Credit Parties agree to characterize the Initial Loan made by each lender, excluding for this purpose the Delayed Draw but including for this purpose Loans made in connection with the Subordinated Debt Repayment, together with the Guggenheim Warrants issued to such Lender as investment units for all U.S. federal income tax purposes. For this purpose, the Guggenheim Warrants issued to a Lender shall be allocated between the portion of the Initial Loan provided by such Lender on the Closing Date and the portion of the Initial Loan provided by such Lender in connection with the Subordinated Debt Repayment in proportion to the aggregate principal amount of each such Initial Loan.

         (b) Within five Business Days after the Subordinated Debt Repayment (or after the last day on which a Loan in connection with the Subordinated Debt Repayment may be made, whichever occurs first), the Administrative Agent shall determine the value of the Guggenheim Warrants and shall notify the Lenders and TAG of such valuation. The Lenders and the Credit Parties agree to be bound by such valuation for all tax purposes. Each Lender and Credit Party agrees that any tax return or tax report filed by it will be consistent with such valuation.

         (c) The Lenders and the Credit Parties agree to characterize any Additional Loan made by each Lender together with any Guggenheim Additional Warrants issued to such Lender as investment units for all U.S. federal income tax purposes.

         (d) Within five Business Days after the Second Closing Date, the Administrative Agent shall determine the value of the Guggenheim Additional Warrants and shall notify the Lenders and TAG of such valuation. The Lenders and the Credit Parties agree to be bound by such valuation for all tax purposes. Each Lender and Credit Party agrees that any tax return or tax report filed by it will be consistent with such valuation.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       BORROWERS


                                       TARRANT APPAREL GROUP, as Borrower


                                       By:  /s/ Gerard Guez
                                            ------------------------------------
                                            Name:  Gerard Guez
                                            Title: Chairman and Interim CEO




















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       NO! JEANS, INC., as Borrower


                                       By:  /s/ Gerard Guez
                                            ------------------------------------
                                            Name:  Gerard Guez
                                            Title: Chairman and Interim CEO

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       TAG MEX, INC., as Borrower


                                       By:  /s/ Gerard Guez
                                            ------------------------------------
                                            Name:  Gerard Guez
                                            Title: Chairman and Interim CEO

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       FASHION RESOURCE (TCL), INC., as Borrower


                                       By:  /s/ Gerard Guez
                                            ------------------------------------
                                            Name:  Gerard Guez
                                            Title: Chairman and Interim CEO

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       PRIVATE BRANDS, INC., as Borrower


                                       By:  /s/ Gerard Guez
                                            ------------------------------------
                                            Name:  Gerard Guez
                                            Title: Chairman and Interim CEO

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       UNITED APPAREL VENTURES, LLC, as Borrower


                                       By:  /s/ Gerard Guez
                                            ------------------------------------
                                            Name:  Gerard Guez
                                            Title: Chairman and Interim CEO

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       AGENT

                                       GUGGENHEIM CORPORATE FUNDING, LLC,
                                         as Administrative Agent and Collateral
                                         Agent


                                       By:  /s/ Stephen D. Sautel
                                            ------------------------------------
                                            Name:  Stephen D. Sautel
                                            Title: Managing Director

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       LENDERS


                                       ORPHEUS HOLDINGS LLC

                                       By: GUGGENHEIM INVESTMENT MANAGEMENT, LLC
                                            as Manager


                                       By:  /s/ Michael Damaso
                                            ------------------------------------
                                            Name:  Michael Damaso
                                            Title: Managing Director


                                       NORTH AMERICAN COMPANY FOR LIFE AND
                                        HEALTH INSURANCE

                                       By: MIDLAND ADVISORS COMPANY as its Agent


                                       By:  /s/ Michael Damaso
                                            ------------------------------------
                                            Name:  Michael Damaso
                                            Title: Managing Director


                                       MIDLAND NATIONAL LIFE INSURANCE COMPANY

                                       By: MIDLAND ADVISORS COMPANY as its Agent


                                       By:  /s/ Michael Damaso
                                            ------------------------------------
                                            Name:  Michael Damaso
                                            Title: Managing Director

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       GUARANTORS


                                       JANE DOE INTERNATIONAL, LLC


                                       By:  /s/ Corzon Reyes
                                            ------------------------------------
                                            Name:  Corzon Reyes
                                            Title: Chief Financial Officer

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       TAG MEX, LLC


                                       By:  /s/ Corzon Reyes
                                            ------------------------------------
                                            Name:  Corzon Reyes
                                            Title: Chief Financial Officer

















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       ROCKY APPAREL, LLC


                                       By:  /s/ Corzon Reyes
                                            ------------------------------------
                                            Name:  Corzon Reyes
                                            Title: Chief Financial Officer


















                      [SIGNATURE PAGE TO CREDIT AGREEMENT]